As filed with the Securities and Exchange Commission on June 8, 2007

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HIGHLANDS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-8924044
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Paragon Drive, Suite 125
Montvale, New Jersey 07645
(201) 573-8400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert W. Pangia, Chief Executive Officer
One Paragon Drive, Suite 125
Montvale, New Jersey 07645
(201) 573-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 – Facsimile	Ann F. Chamberlain, Esq. Bingham McCutchen LLP 399 Park Avenue New York, New York 10022 (212) 705-7000 (212) 752-5378 – Facsimile

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	11,500,000 Units	$10.00	$115,000,000	$3,530.50
Shares of Common Stock included as part of the Units	11,500,000 Shares	—	—	—	(3)
Warrants included as part of the Units	11,500,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	11,500,000 Shares	$7.50	$86,250,000	$2,647.88
Total			$201,250,000	$6,178.38

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 1,500,000 Units and 1,500,000 shares of Common Stock and 1,500,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 8, 2007

PROSPECTUS

$100,000,000

Highlands Acquisition Corp.

10,000,000 Units

Highlands Acquisition Corp. is a newly organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more operating businesses, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry although we initially intend to focus our search for a target business in the healthcare industry. We will have no more than 24 months to consummate a business combination. If we fail to do so, we will liquidate and distribute the proceeds held in the trust account to our public stockholders. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit consists of one share of our common stock and one warrant. We are offering 10,000,000 units. We expect that the public offering price will be $10.00 per unit. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. The warrants will become exercisable on the later of the completion of our initial business combination and 15 months from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. The warrants will expire five years from the date of this prospectus, unless earlier redeemed.

We have also granted the underwriters a 30-day option to purchase up to an additional 1,500,000 units to cover over-allotments, if any.

Highland Equity LLC, an affiliate of Warren B. Kanders, a member of our Board of Directors, Ivy Capital Partners, an affiliate of each of Robert W. Pangia, our Chief Executive Officer, Russell F. Warren M.D., our Chairman of the Board of Directors, and Russell F. Warren, Jr., a member of our Board of Directors, and certain affiliates of Ivy Capital Partners, have agreed to purchase an aggregate of 3,250,000 warrants at a price of $1.00 per warrant ($3.25 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. We refer to these warrants as the ‘‘sponsors’ warrants.’’ The proceeds from the sale of the sponsors’ warrants in the private placement will be deposited into the trust account and be subject to a trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete a business combination. The sponsors’ warrants will be substantially similar to the warrants included in the units sold in this offering except that if we call the warrants for redemption, the sponsors’ warrants will not be redeemable by us so long as they are still held by these purchasers or their permitted transferees. The purchasers of the sponsors’ warrants have agreed not to transfer, assign or sell any of these warrants (subject to limited exceptions) until after we consummate our initial business combination.

In addition, Warren B. Kanders, Ivy Capital Partners and certain of their respective affiliates have agreed to purchase an aggregate of 1,000,000 units at a price of $10.00 per unit ($10.0 million in the aggregate) in a private placement that will occur immediately prior to the consummation of our initial business combination. We refer to this private placement as the co-investment and these private placement units, shares of common stock and warrants as the ‘‘co-investment units,’’ ‘‘co-investment common stock’’ and ‘‘co-investment warrants,’’ respectively, throughout this prospectus. These co-investment units will be substantially similar to the units sold in this offering except that the purchasers have agreed not to transfer, assign or sell any of these co-investment units or the co-investment common stock or co-investment warrants (including the common stock to be issued upon exercise of the co-investment warrants), subject to limited exceptions, until one year after the consummation of such business combination.

Currently, there is no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol ‘‘        .U’’ on or promptly after the date of this prospectus. Each of the common stock and warrants will trade separately on the 45th day after the date of this prospectus unless Citigroup Global Markets Inc. determines that an earlier date is acceptable. Once the securities comprising the units begin separate trading, we expect the common stock and warrants will be traded on the American Stock Exchange under the symbols ‘‘        ’’ and ‘‘            .WS,’’ respectively. We cannot assure you, however, that our securities will be listed or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See ‘‘Risk Factors’’ beginning on page 19 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Warren B. Kanders has indicated that he or his affiliate intends to purchase 500,000 units directly from the underwriters at a price equal to the public offering price of $10.00 per unit (for an aggregate purchase price of $5.0 million). If Mr. Kanders or his affiliate purchases such units, we will receive the entire aggregate gross proceeds from this purchase and the underwriters will not receive any underwriting discounts or commissions on these units. If Mr. Kanders or his affiliate does not purchase such units, they will be sold to the public. The following table assumes that Mr. Kanders or his affiliate will purchase such units.

	Per Unit	Total
Public Offering Price	$10.00	$95,000,000
Underwriting Discount(1)	$0.70	$6,650,000
Proceeds to Highlands Acquisition Corp. (before expenses)	$9.30	$88,350,000

(1)	Includes $0.30 per unit or approximately $2.85 million in the aggregate ($3.3 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of our initial business combination, as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about        , 2007. Of the proceeds we receive from this offering and the sale of the sponsors’ warrants described in this prospectus, approximately $9.83 per share, or $98,250,000 in the aggregate (approximately $9.80 per share, or $112,650,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), will be deposited into the trust account, at Banc of America Securities LLC, with Continental Stock Transfer & Trust Company as trustee. These funds will not be released until the earlier of the completion of our initial business combination and our liquidation (which may not occur until 24 months from the date of this prospectus).

Citi

Wm Smith & Co.

The date of this prospectus is        , 2007

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

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1

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under ‘‘Risk Factors’’ and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to ‘‘we,’’ ‘‘us’’ or ‘‘our company’’ refer to Highlands Acquisition Corp. References in this prospectus to ‘‘public stockholders’’ refers to those persons that purchase the securities offered by this prospectus and any of our officers, directors and founders (as defined below) who purchase these securities either in this offering or afterwards, provided that such individuals’ status as ‘‘public stockholders’’ shall only exist with respect to those securities so purchased. References in this prospectus to our ‘‘management team’’ refer to our officers and directors. Unless we tell you otherwise, the information in this prospectus assumes (i) that Warren B. Kanders or an affiliate of his will purchase 500,000 units directly from the underwriters in this offering and (ii) that the underwriters will not exercise their over-allotment option.

We are a blank check company formed under the laws of the State of Delaware on April 26, 2007. We were formed to acquire a currently unidentified operating business or several operating businesses through a merger, stock exchange, asset acquisition, reorganization or similar business combination, which we refer to throughout this prospectus as a business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

Our efforts in identifying a prospective target business will not be limited to a particular industry, although we initially intend to focus our search for a target business in the healthcare industry. We believe the healthcare industry represents an attractive environment for our management team to complete a business combination which may serve as a platform for future growth. According to the Centers for Medicare and Medicaid Services, or CMS, spending on healthcare in the United States was approximately $2.0 trillion in 2005, or approximately 16.0% of the 2005 United States gross domestic product, or GDP. The primary categories driving 2005 spending were hospital and nursing home care, physician and clinical services and prescription drug spending. National healthcare spending is projected to grow on average 6.9% per year through 2015, when it is expected to reach nearly $4.0 trillion, or $12,320 per person. As evidenced by the projected increase in healthcare spending as a percentage of GDP from 16.0% in 2005 to an expected 19.6% in 2015, we anticipate that the United States will continue to spend substantially, and at an accelerated rate, on healthcare products and services, driven largely by demographic trends and rapid advancement in technology.

Our management team possesses a substantial level of healthcare industry public market, private equity and capital raising experience as investors, operators and managers. Collectively, our officers and directors have over 100 years of experience in structuring, negotiating, managing and consummating mergers and acquisitions. We intend to identify acquisition candidates by leveraging our management team’s relationships and experience. Ivy Capital Partners, the general partner of Ivy Healthcare Capital, L.P. and Ivy Healthcare Capital II, L.P., which we refer to collectively as Ivy Capital Partners, an affiliate of each of Robert W. Pangia, our Chief Executive Officer, Russell F. Warren, M.D., our Chairman of the Board of Directors, and Russell F. Warren, Jr., a member of our Board of Directors, is a healthcare-focused private equity firm based in Montvale, New Jersey, that invests in companies, and manages such companies as a result of its officers’ and directors’ board positions with such companies, within the medical device, life sciences and healthcare services sectors, with particular experience in the orthopedic industry. Ivy Capital Partners utilizes its broad network of industry contacts and investment, operations and clinical expertise to identify and build strong growth-oriented healthcare companies. Kanders & Company, an affiliate of each of Warren B. Kanders, a member of our Board of Directors, Philip A. Baratelli, our Chief Financial Officer, and Gary M. Julien, our Vice President of Corporate Development, is a private investment firm based in

Stamford, Connecticut, that utilizes a private equity approach to building public companies. The firm’s public market investment strategy provides public and private companies, either entire entities or divisions thereof, with strategic insights and capital for enhancing operating discipline and catalyzing long-term growth, both organically and via carefully selected acquisition opportunities. The firm’s principals believe that the public markets provide an optimal forum to support growth initiatives for operating businesses. The firm has significant experience building public companies within a variety of industries including healthcare, aerospace and defense, industrial manufacturing and consumer markets through its mergers and acquisitions, corporate development and capital markets expertise.

Our management team has built and maintained broad networks of relationships that we plan to utilize to identify and generate acquisition opportunities. These relationships include, among others, healthcare industry entrepreneurs, executives and board members at public and private healthcare companies, business brokers, private equity and venture capital firms, consultants, investment bankers, attorneys, accountants and prominent physicians and researchers at leading U.S. hospitals and private practices. We believe this network will be of significant assistance in helping us identify potential business combination targets.

We will seek to acquire a business whose operations can be improved and enhanced with our capital and intellectual resources and where there are significant opportunities for growth both organically and through a targeted acquisition program. We intend to focus our search primarily in the United States, although we will also evaluate international investment opportunities should we find such opportunities attractive.

We have identified the following criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines:

•	An experienced management team with a proven track record of executing on its business plan, driving revenue growth and enhancing profitability;

•	An established company with a history of strong operating and financial results;

•	A high-quality product offering which is or has the potential to become the standard of care in a large, underserved and growing market;

•	A compelling business model with clearly defined performance execution milestones;

•	A leading market provider with sustainable competitive advantages that cannot be easily replicated (e.g. strong patent and trade secret positions or lowest-cost and highest quality service providers);

•	Strong free cash flow generation with recurring revenue streams;

•	A diversified customer and supplier base;

•	Viable opportunities for targeted industry consolidation; and

•	Significant potential for returns in excess of our cost of capital on our acquisition investment.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $2.85 million, or $3.3 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination. This may be accomplished by identifying and acquiring a single business or multiple operating businesses, which may or may not be related, contemporaneously.

If we are unable to consummate a business combination within 24 months from the date of this prospectus, we will liquidate and distribute the proceeds held in the trust account to our public stockholders in an amount we expect to be approximately $9.83 per share of common stock held by them (or approximately $9.80 per share if the underwriters exercise their over-allotment option in full), without taking into account any interest earned on such funds.

Private Placements

On May 1, 2007, we issued 2,500,000 of our units to our founders for an aggregate of $25,000 in cash, at a purchase price of $0.01 per unit. We refer to the current holders of these units as the ‘‘founders,’’ and we refer to these outstanding units, shares of common stock and warrants as the ‘‘founders’ units’’, ‘‘founders’ common stock’’ and ‘‘founders’ warrants’’ throughout this prospectus.

In addition, Highland Equity LLC, Ivy Capital Partners and certain of Ivy Capital Partners’ affiliates have agreed to purchase an aggregate of 3,250,000 warrants at a price of $1.00 per warrant ($3.25 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The $3.25 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete an initial business combination, then the $3.25 million will be part of the liquidating distribution to our public stockholders, and the sponsors’ warrants will expire worthless.

The sponsors’ warrants (including the common stock to be issued upon exercise of the sponsors’ warrants) will not be transferable or salable by the purchasers (subject to limited exceptions including the transferee agreeing to be bound to such transfer restrictions) until after we complete a business combination, and will be non-redeemable so long as they are held by the purchasers or their permitted transferees. In addition, commencing 30 days after the consummation of our initial business combination, the sponsors’ warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With the exception of the terms noted above, the sponsors’ warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

In addition, Warren B. Kanders, Ivy Capital Partners and certain of their respective affiliates have agreed to purchase an aggregate of 1,000,000 co-investment units at a price of $10.00 per unit ($10.0 million in the aggregate) in a private placement that will occur immediately prior to the consummation of our initial business combination. These co-investment units will be identical to the units sold in this offering, except that the purchasers have agreed not to transfer, assign or sell any of these co-investment units or the co-investment common stock or co-investment warrants included in these units (including the common stock to be issued upon exercise of the co-investment warrants), until one year after the consummation of such business combination (subject to limited exceptions including the transferee agreeing to be bound to such transfer restrictions). The proceeds from the sale of the co-investment units will provide us with additional equity capital to fund a business combination. Pursuant to a registration rights agreement, the holders of our co-investment units (and underlying securities) will be entitled to certain registration rights commencing 30 days after the consummation of a business combination.

Warren B. Kanders and Russell F. Warren have entered into a stockholders’ agreement on behalf of themselves and their respective affiliates. Pursuant to the agreement, that will continue to be in effect for a period of three years after the consummation of our initial business combination, if either party to the agreement or one of their affiliates is nominated to serve on our Board of Directors, all parties to the agreement have agreed to vote in favor of the nominee. Additionally, the parties to the agreement have agreed that if any party proposes to sell their shares of common stock, they must first obtain the consent of the other parties.

Our executive offices are located at One Paragon Drive, Suite 125, Montvale, New Jersey 07645, and our telephone number is (201) 573-8400.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the ‘‘Securities Act’’). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled ‘‘Risk Factors’’ beginning on page 19 of this prospectus.

Securities offered:	10,000,000 units, each unit consisting of:

• one share of common stock; and

• one warrant.

Of the 10,000,000 units being offered by this prospectus, Warren B. Kanders has indicated that he or his affiliate intends to purchase 500,000 units directly from the underwriters.

Trading commencement and separation of common stock and warrants:	The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will trade separately on the 45th day after the date of this prospectus unless Citigroup Global Markets Inc. determines that an earlier date is acceptable. In no event will Citigroup Global Markets Inc. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Citigroup Global Markets Inc. has allowed separate trading of the common stock and warrants prior to the 45th day after the date of this prospectus.

Units:

Number outstanding before this offering:	2,500,000 units

Number to be outstanding after this offering:	12,500,000 units

Common stock:

Number outstanding before this offering:	2,500,000 shares

Number to be outstanding after this offering:	12,500,000 shares

Warrants:

Number outstanding before this offering:	2,500,000 warrants

Number to be sold privately simultaneously with consummation of this offering:	3,250,000 warrants

Number to be outstanding after this offering and private placement:	15,750,000 warrants

Exercisability:	Each warrant is exercisable to purchase one share of our common stock.

Exercise price:	$7.50 per share

Exercise period:	The warrants (except the founders’ warrants) will become exercisable on the later of:

•	the completion of our initial business combination, or

•	15 months from the date of this prospectus;

provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants.

We have agreed to use our best efforts to have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

The warrants will expire at 5:00 p.m., New York time, five years from the date of this prospectus or earlier upon redemption. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption:	At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current, we may redeem the outstanding warrants (except as described below with respect to the founders’ warrants and sponsors’ warrants):

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the ‘‘30-day redemption period’’); and

•	if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights to provide:

•	warrant holders with adequate notice of exercise only after the then-prevailing common stock price is substantially above the warrant exercise price; and

•	a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $14.25 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

Proposed American Stock Exchange symbols for our:

Units:	‘‘ .U’’

Common stock:	‘‘ ’’

Warrants:	‘‘ .WS’’

Founders’ units:	On May 1, 2007, our founders purchased 2,500,000 of our units for an aggregate purchase price of $25,000. The founders’ units are identical tothe units being sold in this offering, except that:

•	the founders’ common stock and founders’ warrants are subject to the transfer restrictions described below;

•	the founders’ warrants will become exercisable after the consummation of our initial business combination if and when (i) the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after the business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the founders’ warrants;

•	the founders’ warrants will not be redeemable by us as long as they are held by the founders or their permitted transferees;

•	the founders have agreed to vote the founders’ common stock in the same manner as the majority of shares cast by public stockholders in connection with the vote required to approve our initial business combination;

•	the founders will not be able to exercise conversion rights (as described below) with respect to the founders’ common stock; and

•	the founders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate a business combination.

All of the founders’ units will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Subject to the limited exceptions described below, the founders’ common stock will be held in escrow until one year after the consummation of our initial business combination and the founders’ warrants will remain in escrow until they become exercisable. The securities will be released from escrow earlier than as described above if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $20.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The founders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the founders’ common stock or founders’ warrants until they are released from escrow. We refer to these restrictions as the ‘‘transfer restrictions’’ throughout this prospectus. In addition, the founders are entitled to registration rights with respect to the founders’ common stock and founders’ warrants under an agreement to be signed on or before the date of this prospectus.

Sponsors’ warrants purchased through private placement:	Highland Equity LLC, Ivy Capital Partners and certain affiliates of Ivy Capital Partners have entered into agreements with us to purchase an aggregate of 3,250,000 sponsors’ warrants at a price of $1.00 per warrant ($3.25 million in the aggregate). The purchasers are obligated to purchase the sponsors’ warrants from us simultaneously with the consummation of this offering. The sponsors’ warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the sponsors’ warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. If we do not complete a business combination that meets the criteria described in this prospectus and are forced to liquidate, then the $3.25 million purchase price of the sponsors’ warrants will become part of the distribution to our public stockholders and the sponsors’ warrants will expire worthless.

The sponsors’ warrants will not be transferable or salable by the purchasers (subject to limited exceptions including the transferee agreeing to be bound to such transfer restrictions) until after we complete a business combination, and will be non-redeemable so long as they are held by the purchasers or their permitted transferees. In addition, commencing 30 days after the consummation of our initial business combination, the sponsors’ warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With the exception of the terms noted above, the sponsors’ warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Co-Investment units purchased through private placement:	Warren B. Kanders, Ivy Capital Partners and certain of their respective affiliates have agreed to purchase an aggregate of 1,000,000 co-investment units at a price of $10.00 per unit, for an aggregate purchase price of $10.0 million, from us in a private placement that will occur immediately prior to our consummation of a business combination. This will not occur until after the signing of a definitive business combination agreement and the approval of that business combination by a majority of the shares voted by our public stockholders. With the exception of the terms noted below, the co-investment units will be identical to the units sold in this offering. However, as the proceeds from the sale of the co-investment units will not be received by us until immediately prior to our consummation of a business combination, these proceeds will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of a liquidating distribution.

Pursuant to a registration rights agreement, the holders of our co-investment units (and underlying securities) will be entitled to certain registration rights commencing 30 days after the consummation of a business combination.

Each of the purchasers has agreed not to transfer, assign or sell any of its co-investment units, the co-investment common stock or co-investment warrants (including the common stock to be issued upon exercise of the co-investment warrants) until one year after the consummation of our business combination (subject to certain exceptions, including the transferees receiving such securities being subject to the same agreement as the purchasers); provided, however, that if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $20.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after the consummation of our business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, these transfer restrictions will be removed.

Each of the purchasers has agreed to provide our audit committee, on a quarterly basis, with evidence that such purchaser has, or has access to, sufficient net liquid assets available to consummate the co-investment. In the event that a purchaser does not consummate all or any portion of his or its co-investment when required to do so, the other purchasers will have the ability to satisfy the defaulting purchaser’s co-investment obligation (and if they do, then the defaulting purchaser will sell his founders’ units to the other purchasers at their original cost). If a co-investment obligation is not satisfied in full, the purchasers have agreed to sell and we have agreed to purchase the defaulting purchaser’s founders’ units for the same purchase price originally paid for them.

Offering and sponsors’ warrants private placement proceeds to be held in trust account and amounts payable prior to trust account distribution or liquidation:	$98,250,000, or approximately $9.83 per unit ($112,650,000, or approximately $9.80 per unit, if the underwriters’ over-allotment option is exercised in full) of the proceeds of this offering and the private placement of the sponsors’ warrants will be placed in the trust account at Banc of

America Securities LLC with Continental Stock Transfer & Trust Company as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include approximately $2.85 million in deferred underwriting discounts and commissions (or $3.3 million if the underwriters’ over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the sponsors’ warrants and the deferred underwriting discounts and commissions is a benefit to our public stockholders because additional proceeds will be available for distribution to them if a liquidation of our company occurs prior to the consummation of our initial business combination. Except as described below, proceeds in the trust account will not be released until the earlier of the consummation of our initial business combination or our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering and the investigation, selection and negotiation of an agreement with one or more target businesses, except that there can be released to us from the trust account (i) interest income earned on the trust account balance to pay our tax obligations and (ii) interest income earned of up to $1.75 million on the trust account balance to fund our working capital requirements, provided that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any due and unpaid income taxes on such $1.75 million of interest income. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $600,000).

Limited payments to insiders:	There will be no fees, reimbursements or other cash payments paid to our founders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination other than:

•	Repayment of non-interest bearing loans totaling $100,000 in the aggregate made to us by (i) Kanders & Company, an affiliate of each of Warren B. Kanders, a member of our Board of Directors, Philip A Baratelli, our Chief Financial Officer, and Gary Julien, our Vice President of Corporate Development, and (ii) Ivy Capital Partners Management, LLC, an affiliate of each of Robert W. Pangia, our Chief Executive Officer, Russell F. Warren M.D., our Chairman of the Board of Directors, and Russell F. Warren, Jr., a member of our Board of Directors, to cover offering expenses;

•	Payments of $5,000 per month, or an aggregate of $10,000, to each of Kanders & Company and Ivy Capital Partners Management, LLC for office space, secretarial and administrative services; and

•	Reimbursement for any expenses incident to this offering and identifying, investigating and consummating a business combination with one or more target businesses, none of which have been incurred to date.

All amounts held in the trust account that are not paid to converting stockholders, released to us in the form of interest income or payable to the underwriters for deferred discounts and commissions will be released to us on closing of our initial business combination:	All amounts held in the trust account that are not distributed to public stockholders who exercise their conversion rights (as described below) or previously released to us from the interest income for our working capital requirements and tax obligations will be released on closing of our initial business combination with one or more target businesses, subject to compliance with the conditions to consummating a business combination that are described below. We will use these funds to pay amounts due to any public stockholders who exercise their conversion rights and to pay the underwriters their deferred underwriting discounts and commissions that are equal to 3% of the gross proceeds of this offering, or approximately $2.85 million (or $3.3 million if the underwriters’ over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If our initial business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of the acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

Certificate of Incorporation:	As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to the consummation of our initial business combination, including the requirements to seek stockholder approval of a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of a business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our Board of Directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our Board of Directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate our initial business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life 24 months from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

Stockholders must approve initial business combination:	We will seek stockholder approval before effecting our initial business combination, even if such business combination would not ordinarily require stockholder approval under applicable state law. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights. If a proposed business combination is not consummated and we still have sufficient time remaining before our corporate life expires, we may seek another target business with which to effect our initial business combination.

In connection with the stockholder vote required to approve our initial business combination, the founders have agreed to vote the founders’ common stock in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving our initial business combination. The founders have also agreed to vote any shares acquired by them in or after this offering in favor of our initial business combination.

Conditions to consummating our initial business combination:	Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $2.85 million, or $3.3 million if the underwriters’ over-allotment option is exercised in full) at the time of the business combination. If we acquire less than 100% of a target business or businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of the initial business combination. In no event, however, will we acquire less than a controlling interest of a target business (meaning not less than 50% of the voting securities of the target business). We may seek to consummate a business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account.

We will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and public stockholders owning less than 30% of the shares sold in this offering vote against the business combination and exercise their conversion rights described below. It is important to note that voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account, which only occurs when the stockholder also exercises the conversion rights described below.

Conversion rights for stockholders voting to reject our initial business combination:	If our initial business combination is approved and completed, public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of interest income on the trust account balance previously released to us to pay our tax obligations and net of interest income of up to $1.75 million on the trust account balance previously released to us to fund our working capital requirements. If our initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. The founders will not be able to exercise conversion rights with respect to any of our shares that they may acquire prior to, in or after this offering under any circumstances.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid their conversion price promptly following the consummation of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per share conversion price is approximately $9.83 per share (or approximately $9.80 per share if the underwriters’ over-allotment option is exercised in full), without taking into account any interest earned on such funds. Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the non-converting stockholders will bear the financial effect of the payments to both the converting stockholders and the underwriters.

Voting against our initial business combination alone will not result in conversion of a public stockholders’ shares into a pro rata portion of the trust account. To convert shares, a public stockholder must also exercise the conversion rights described above and follow the specific procedures for conversion that will be set forth in the proxy statement relating to the stockholder vote for a proposed initial business combination.

Liquidation if no business combination:	If we are unable to complete a business combination by 24 months from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law.

Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. We cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any third parties or asked for or obtained any waiver agreements at this time. There is no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. In addition, there is no guarantee that a third party or prospective target business will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Kanders & Company and Ivy Capital Partners have agreed that they will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute a valid and enforceable waiver. However, we cannot assure you that Kanders & Company and Ivy Capital Partners will be able to satisfy those obligations, if they are required to do so.

Our founders have waived their rights to participate in any liquidation distribution with respect to the founders’ common stock. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Kanders & Company and Ivy Capital Partners have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

If we are unable to conclude an initial business combination and we expend all of the net proceeds of this offering and the founders’ investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be approximately $9.83 (or approximately $9.80 per share if the underwriters’ over-allotment option is exercised in full), or $0.17 less than the per-unit offering price of $10.00 ($0.20 less if the underwriters’ over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than approximately $9.83 (or approximately $9.80 per share if the underwriters’ over-allotment option is exercised in full).

Audit committee to monitor compliance:	Effective upon consummation of this offering, we will establish, and will maintain, an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. Our audit committee will also review and approve all reimbursements made to our founders, officers, directors or their affiliates, and any reimbursements made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled ‘‘Risk Factors’’ beginning on page 19 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	May 4, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital	$11,500	$96,024,000
Total assets	$125,000	$98,874,000
Total liabilities	$101,000	$2,850,000
Value of common stock which may be converted to cash	$—	$29,474,990
Stockholders’ equity	$24,000	$66,549,010

The ‘‘as adjusted’’ information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $3.25 million from the sale of the sponsors’ warrants and the payment of the estimated remaining expenses of this offering. The ‘‘as adjusted’’ working capital and ‘‘as adjusted’’ total assets is net of approximately $2.85 million being held in the trust account ($3.3 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.

The ‘‘as adjusted’’ working capital and total assets amounts include approximately $98,250,000 (which includes deferred underwriting discounts and commissions of approximately $2.85 million) to be held in the trust account, which will be distributed to us upon the consummation of our initial business combination. We will use such funds to pay amounts owed to (i) any public stockholders who vote against a proposed business combination and exercise their conversion rights and (ii) the underwriters in the amount of approximately $2.85 million (or $3.3 million if the underwriters’ over-allotment option is exercised in full) in payment of their deferred underwriting discounts and commissions. All such proceeds will be distributed to us from the trust account only upon the consummation of a business combination within 24 months from the date of this prospectus. If a business combination is not so consummated, any net assets outside of the trust account and the proceeds held in the trust account, including the deferred underwriting discounts and commission and all interest thereon, net of interest income on the trust account balance previously released to us to pay our tax obligations and interest income of up to $1.75 million on the trust account balance previously released to us to fund our working capital requirements, will be distributed solely to our public stockholders as part of our liquidation.

We will not consummate a business combination if public stockholders owning 30% or more of the shares of common stock sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to 2,999,999 of the 10,000,000 shares of common stock sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to 2,999,999 of the shares of common stock sold in this offering (or 3,449,999 shares of common stock if the underwriters exercise their over-allotment option in full) at an initial per-share conversion price of approximately $9.83 or up to approximately $29,474,990 in the aggregate (or approximately $9.80 per share or up to approximately $33,794,990 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per-share conversion price will be equal to:

•	the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of any amounts previously released to us as described above, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing a business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete a business combination. If we fail to complete a business combination, we will never generate any operating revenues.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to liquidate our assets.

Pursuant to our amended and restated certificate of incorporation, we have 24 months in which to complete a business combination. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. The foregoing requirements are set forth in Article Seventh of our amended and restated certificate of incorporation and may not be eliminated except in connection with, and upon consummation of, a business combination. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders may receive less than $10.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within 24 months from the date of this prospectus and are forced to liquidate our assets, the per-share liquidation distribution may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless, if we liquidate before the completion of a business combination.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to public stockholders prior to the expiration of 24 months unless we consummate a business combination prior thereto and only then in cases where public stockholders have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, public stockholders funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a ‘‘blank check’’ company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5.0 million upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete a business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately              similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only          companies have consummated a business combination, while          companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination, and          companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return their trust account proceeds to their stockholders. Accordingly, there are approximately          blank check companies with more than $         billion in trust accounts that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we are subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period.

If the net proceeds of this offering not being held in the trust account plus the interest earned on the funds held in the trust account that may be available to us are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a ‘‘no-shop’’ provision (a provision in letters of intent designed to keep target businesses from ‘‘shopping’’ around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit the funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will reveal all material issues that may affect a particular target business, or that factors outside the control of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $600,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital of up to $1.75 million which we will need to identify one or more target businesses and to complete our initial business combination, as well as the funds required to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our founders to operate or may be forced to liquidate. Our founders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders may be less than approximately $9.83 per share (or approximately $9.80 per share if the underwriters’ over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute waiver agreements. Furthermore, there is no guarantee that, even if an entity executes a waiver agreement with us, it will not seek recourse against the trust account. Nor is there any guarantee that a court would uphold the validity of a waiver agreement.

Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders and, as a result, the per-share liquidation price could be less than approximately $9.83 (or approximately $9.80 if the underwriters’ over-allotment option is exercised in full) due to claims of creditors. If we liquidate before the completion of a business combination and distribute the proceeds held in the trust account to our public stockholders, Kanders & Company and Ivy Capital Partners have agreed that they will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if a vendor or prospective target business does not execute a valid and enforceable waiver. Because we will seek to have all vendors and prospective target businesses execute waiver agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Kanders & Company and Ivy Capital Partners having any such obligations is minimal. Notwithstanding the foregoing, we have reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than approximately $9.83 (or approximately $9.80 if the underwriters’ over-allotment option is exercised in full), plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $9.83 per share (or approximately $9.80 per share if the underwriters’ over-allotment option is exercised in full).

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we are unable to complete a business combination within 24 months from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make provisions as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the consummation of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We intend to have all vendors that we engage after the consummation of this offering and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Accordingly, we believe the claims that could be made against us should be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. However, we cannot assure you that we will properly assess all claims that may be potentially brought against us. As a result, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 24 months from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise warrants and causing the warrants to expire worthless.

No warrant will be exercisable and we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise a warrant, we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to the common stock. Under the terms of the warrant agreement, we have agreed to use our best efforts to have a registration statement in effect covering shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. We will not be required to net cash settle the warrants if we do not maintain a current prospectus. In such event, the warrants held by public stockholders may have no value, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

An investor will only be able to exercise a warrant if the issuance of common stock upon the exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon an exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. If the common stock issuable upon exercise of the warrant is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

We have been advised that certain provisions contained in our amended and restated certificate of incorporation may not be enforceable under Delaware law. This could reduce or eliminate the protection afforded to our stockholders by such provisions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	prior to the consummation of any business combination, we shall submit the business combination to our public stockholders for approval regardless of whether the business combination is of a type which normally would require stockholder approval under the Delaware General Corporation Law; in the event that a majority of the shares held by public stockholders present and entitled to vote at the meeting to approve the business combination are voted for the approval of the business combination, we will consummate the business combination; provided that we will not consummate any business combination if the holders of 30% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights;

•	upon consummation of this offering, we shall deliver, or cause to be delivered, for deposit into the trust account at least $98,250,000 (or $112,650,000 if the underwriters’ over-allotment option is exercised in full), comprising (i) $95,000,000 of the net proceeds of this offering, including $2,850,000 in deferred underwriting discounts and commissions (or $109,400,000 of the net proceeds, including $3,300,000 in deferred underwriting discounts and commissions, if the over-allotment option is exercised in full) and (ii) $3,250,000 of the proceeds from our issuance and sale in a private placement of 3,250,000 sponsors’ warrants issued to Highland Equity, Ivy Capital Partners and certain affiliates of Ivy Capital Partners;

•	in the event that a business combination is approved and is consummated, any public stockholder holding shares of common stock issued in this offering who voted against the business combination may, contemporaneously with such vote, demand that we convert his, her or its shares into cash; if so demanded, the corporation shall, promptly after consummation of the business combination, convert such shares into cash;

•	in the event that we do not consummate a business combination within 24 months of the date of this prospectus, all amounts in the trust account (including deferred underwriting discounts and commissions) plus any other net assets outside of the trust account not used for or reserved to pay obligations and claims or other corporate expenses relating to or arising from our liquidation, shall be distributed on a pro rata basis to our public stockholders; only public stockholders shall be entitled to receive liquidating distributions and we will pay no liquidating distributions with respect to any other shares of capital stock;

•	a public stockholder shall be entitled to receive distributions from the trust account only in the event of our liquidation or in the event he, she or it demands conversion in connection with a vote against a business combination; in no other circumstances shall a public stockholder have any right or interest of any kind in or to the trust account;

•	unless and until we have consummated an initial business combination, we may not consummate any other business combination, whether by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or transaction or otherwise;

•	we will continue in existence only until 24 months from the date of this prospectus; if we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating; we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination; and

•	the Board of Directors may not in any event issue any securities convertible into common stock, shares of common stock or preferred stock prior to an initial business combination that participates in or is otherwise entitled in any manner to any of the proceeds in the trust account or votes as a class with the common stock on an initial business combination.

Our amended and restated certificate of incorporation provides that until the consummation of our initial business combination, the above requirements and restrictions will not be amended. We have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law. Accordingly, if an amendment were proposed and approved, it could reduce or eliminate the protection afforded to our public stockholders by these requirements and restrictions. However, we view these provisions as obligations to our stockholders and have agreed not to take any action to amend or waive these provisions.

Since we have not yet selected a particular industry or target business with which to complete a business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Although we intend to focus our search for target businesses in the healthcare industry, we may consummate a business combination with a company in any industry and are not limited to any particular type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public stockholders vote for the proposed business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed business combination.

We may not seek an opinion from an unaffiliated third party as to the fair market value of the target business we acquire or that the price we are paying for the business is fair to our stockholders from a financial point of view.

We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions). We are also not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our stockholders from a financial point of view unless the target is affiliated with our officers, directors, founders or their affiliates. If no opinion is obtained, our stockholders will be relying on the judgment of our Board of Directors.

We may issue shares of our capital stock or debt securities to complete a business combination. Issuance of our capital stock would reduce the equity interest of our stockholders and may cause a change in control of our ownership, while the issuance of debt securities may have a significant impact on our ability to utilize our available cash.

Our amended and restated certificate of incorporation which will be in effect at the time of consummation of this offering authorizes the issuance of up to 50,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the sponsors’ warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 21,750,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants, including the founders’ warrants and sponsors’ warrants but without taking into account the 1,000,000 co-investment units) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce your equity interest in this offering;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may, in certain circumstances, have the effect of delaying or preventing a change of control of us; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

The value of your investment in us may decline if any of these events occur.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as that public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and opt to have us convert their shares for a pro rata share of the trust account even if a majority of our stockholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our ability to successfully effect a business combination will be totally dependent upon the efforts and time commitments of our management team, and our ability to be successful after a business combination may be dependent upon the efforts of our management team and key personnel who may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our management team. We believe that our success depends on the continued service and time commitments of these individuals, at least until we have consummated a business combination. We cannot assure you that these individuals will remain with, or devote sufficient time to, us for the immediate or foreseeable future. In addition, these individuals are engaged in several other business endeavors and none of them is required to commit any specified amount of time to our affairs. If the other business endeavors of these individuals require them to devote substantial amounts of time, it could limit their ability to devote time to our affairs, including the time necessary to identify potential business combinations and monitor the related due diligence, and could have a negative impact on our ability to consummate a business combination. We cannot assure you that any conflicts of interest that these individuals may have in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence, will be resolved in our favor. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of one or more members of our management team could have a detrimental effect on us.

The role of our management team and key personnel from the target business cannot presently be ascertained. Although some of our management team may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Some of our officers and directors are now, and our other officers and directors may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, have or may have fiduciary or other obligations to these other entities which could create conflicts of interest, including in determining to which entity a particular business opportunity should be presented.

Some of our officers and directors are currently affiliated with entities engaged in business activities similar to those intended to be conducted by us, including Clarus Corporation, a publicly traded company with no current operating business and approximately $85 million in cash and cash equivalents and approximately $223 million in tax loss carryforwards. Additionally, our officers and directors may in the future become affiliated with entities, including, among others, ‘‘blank check’’ companies, public companies, hedge funds, private equity funds, venture capital funds and other investment vehicles and capital pools, which may be engaged in business activities similar to those intended to be conducted by us. Accordingly, there may be circumstances where a potential target business may be presented to another entity prior to its presentation to us, which could have a negative impact on our ability to successfully consummate a business combination. For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see ‘‘Management – Directors and Executive Officers,’’ ‘‘Management – Conflicts of Interest’’ and ‘‘Certain Relationships and Related Transactions.’’

The founders have waived their rights to participate in liquidation distributions with respect to the founders’ common stock and founders’ warrants and sponsors’ warrants and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

The founders have waived their right to receive distributions with respect to the founders’ common stock upon our liquidation if we are unable to consummate a business combination. Accordingly, the founders’ common stock and founders’ warrants, as well as the sponsors’ warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers who own founders’ common stock or warrants (or are affiliated with owners of these securities) may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a reduced liquidity with respect to our securities;

•	a determination that our common stock is a ‘‘penny stock’’ which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition. However, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of the sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We will likely seek to effect our initial business combination with one or more privately held companies, which may present certain challenges to us including the lack of available information about these companies.

In pursuing our acquisition strategy, we will likely seek to effect our initial business combination with one or more privately held companies. By definition, very little public information exists about these companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our founders or Mr. Kanders with respect to the shares of common stock underlying the 500,000 units he or his affiliate may purchase in this offering) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. A public stockholder must both vote against the business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the aggregate amount then on deposit in the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We may proceed with a business combination even if public stockholders owning 2,999,999 of the shares sold in this offering exercise their conversion rights. This requirement may make it easier for us to have a business combination approved over stockholder dissent.

We may proceed with a business combination as long as public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, public stockholders holding up to 2,999,999 shares of our common stock may both vote against the business combination and exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. However, this may have the effect of making it easier for us to have a business combination approved over a stockholder dissent. While there are a few other offerings similar to ours which include conversion provisions greater than 20%, the 20% threshold is common for offerings similar to ours. Because we permit a larger number of stockholders to exercise their conversion rights, it will reduce the requirement to consummate an initial business combination with a target business which you may vote against, making it easier for us to have a business combination approved over stockholder dissent, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only          of the          blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination and          companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

Our founders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of this offering, our founders (including all of our officers and directors) will collectively own 24% of our issued and outstanding shares of common stock (assuming that only Warren B. Kanders purchases units in this offering). In addition, Warren B. Kanders, Ivy Capital Partners and certain of their affiliates have agreed to purchase 1,000,000 units in a private placement that will occur immediately prior to the consummation of our initial business combination. The holders of these units may vote the shares of common stock included therein in any manner they choose (except as described with respect to a vote on a proposed business combination). Accordingly, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

Warren B. Kanders and Russell F. Warren, Jr., two members of our Board of Directors, have entered into a stockholders agreement on behalf of themselves and their respective affiliates that will continue to be in effect for a period of three years after our initial business combination. If any party to the agreement or an affiliate thereof is nominated to serve as a director, all of the parties to the agreement have agreed to vote in favor of the nominee. Since the parties to the agreement currently hold or have voting control over 24% of our outstanding common stock, may be purchasing units in this offering, and will be purchasing the co-investment units, these parties will have significant influence in electing our directors.

Our Board of Directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our ‘‘staggered’’ Board of Directors, only a minority of the Board of Directors will be considered for election and our founders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our founders will continue to exert control at least until the consummation of a business combination.

Our founders paid an aggregate of $25,000, or $0.01 per share, for the founders’ common stock and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share (allocating all of the purchase price for the founders’ units to the founders’ common stock and none to the founders’ warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our founders acquired the founders’ common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 29.9% or $2.99 per share (the difference between the pro forma net tangible book value per share of $7.01, and the initial offering price of $10.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 10,000,000 shares of common stock (or 11,500,000 shares of common stock if the underwriters’ over-allotment option is exercised) as part of the units offered by this prospectus. We also have sold the founders’ warrants as part of the founders’ units to purchase 2,500,000 shares of common stock, will sell the sponsors’ warrants to purchase 3,250,000 shares of common stock and 1,000,000 co-investment units, which include 1,000,000 co-investment warrants to purchase 1,000,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. These warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of a sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience a substantial dilution of your holdings.

If our founders or the purchasers of the sponsors’ warrants or co-investment units exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

The founders are entitled to demand that we register the resale of the founders’ common stock and warrants at any time commencing three months prior to the date on which their shares are released from escrow. Additionally, purchasers of the sponsors’ warrants are entitled to demand that we register the resale of their warrants and underlying shares of common stock at any time commencing 30 days after we consummate a business combination. The purchasers of the co-investment units are entitled to demand that we register the resale of their co-investment units and underlying securities at any time commencing 30 days after we consummate a business combination. We will bear the cost of registering these securities. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 3,500,000 shares of common stock and 6,750,000 warrants (as well as 6,750,000 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential negative effect the exercise of such rights may have on the trading market for our common stock.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the representatives believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results to compare them to.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect a business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our stockholders with target business financial statements, we may not be able to complete a business combination with some prospective target businesses.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2008. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Risks Related to the Healthcare Industry

Business combinations with companies with operations in the healthcare industry entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in the healthcare industry, we will be subject to, and possibly adversely affected by, the following risks:

The healthcare industry’s highly competitive market and our inability to compete effectively could adversely affect our business prospects and results of operations.

Our target businesses may operate in highly competitive markets against both large and small companies. Our target business may not be able to offer products similar to, or more desirable than, those of our competitors or at a price comparable to that of our competitors. Compared to our target business, many of the competitors may have:

•	greater financial and other resources;

•	more widely accepted products;

•	a larger number of endorsements from healthcare professionals;

•	a larger product portfolio;

•	superior ability to maintain new product flow;

•	greater research and development and technical capabilities;

•	patent portfolios that may present an obstacle to the conduct of our business;

•	stronger name recognition;

•	larger sales and distribution networks; and

•	international manufacturing facilities that enable them to avoid the transportation costs and foreign import duties associated with shipping our products manufactured in the United States to international customers.

Accordingly, we may be at a competitive disadvantage with respect to our competitors. These factors may materially impair our ability to develop and sell our products following our business combination.

If our target business cannot develop or license new products or product enhancements or find new applications for existing products, we will not remain competitive.

Companies operating in the healthcare market must continually develop innovative new products before the competition renders those products obsolete. Our success and our ability to increase revenues following a business combination will depend, in part, on our ability to develop, license, acquire and distribute new and innovative products, enhance our existing products with new technology and find new applications for our existing products. However, we may not be successful in developing or introducing new products, enhancing existing products or finding new applications for our existing products. We also may not be successful in manufacturing, marketing and distributing products in a cost-effective manner, establishing relationships with marketing partners, obtaining coverage and satisfactory reimbursement for our future products or product enhancements or obtaining required regulatory clearances and approvals in a timely fashion or at all. If we fail to keep pace with continued new product innovation or enhancement or fail to successfully commercialize our new or enhanced products, our competitive position, financial condition and results of operations could be materially and adversely affected.

In addition, if any of our new or enhanced products contain undetected errors or defects, especially when first introduced, or if new applications that we develop for existing products do not work as planned, our ability to market these and other products could be substantially delayed, and we could ultimately become subject to product liability litigation, resulting in lost revenues, potential damage to our reputation and/or delays in regulatory clearance. In addition, obtaining approval and acceptance of our products by physicians, physical therapists and other professionals that recommend and prescribe our products could be adversely affected.

Sales revenue may decline if third-party distributors and independent sales representatives do not dedicate a sufficient level of marketing energy and focus to the products produced by our target business.

Companies in the healthcare industry often utilize third-party distributors and independent sales representatives to distribute product. These third-party distributors and independent sales representatives maintain the relationships with the hospitals, doctors, and other healthcare professionals that purchase, use and recommend the use of products and services. Some of the independent sales representatives that sell our target business’ product may also sell our competitors’ products. These sales representatives may not dedicate the necessary effort to market and sell our products. If we fail to attract and retain third-party distributors and skilled independent sales representatives or fail to adequately train and monitor the efforts of the third-party distributors and sales representatives that market and sell our products, or if our existing third-party distributors and independent sales representatives choose not to carry our products, our results of operations and future growth could be adversely affected.

If we are required to obtain governmental approval of our products, the production of our products could be delayed and we could be required to engage in a lengthy and expensive approval process that may not ultimately be successful.

Unanticipated problems may arise in connection with the development of new products or technologies, and many such efforts may ultimately be unsuccessful. In addition, the testing or marketing of products may require obtaining government approvals, which may be a lengthy and expensive process with an uncertain outcome. Delays in commercializing products may result in the need to seek additional capital, potentially diluting the interests of investors. These various factors may result in abrupt advances and declines in the price of our securities and, in some cases, may have a broad effect on the prices of securities of companies in the healthcare industry generally.

Healthcare reform, managed care and buying groups have exerted downward pressure on the prices of healthcare products and services.

Healthcare reform and the healthcare industry’s response to rising costs have resulted in a significant expansion of managed care organizations and buying groups. This growth of managed care and the advent of buying groups in the United States has caused a shift toward coverage and payments based on more cost-effective treatment alternatives. Buying groups enter into preferred supplier arrangements with one or more manufacturers of medical products in return for price discounts to members of these buying groups. Our target business’ failure to obtain new preferred supplier commitments from major group purchasing organizations or its failure to retain existing preferred supplier commitments could adversely affect the company’s sales and profitability.

Healthcare products are subject to recalls even after receiving FDA or foreign regulatory clearance or approval.

Products and therapeutics are subject to ongoing reporting regulations that require companies to report to the FDA or similar governmental authorities in other countries if a product causes, or contributes to, death or serious injury, or if it malfunctions and would be likely to cause, or contribute to, death or serious injury if the malfunction were to recur. The FDA and similar governmental authorities in other countries have the authority to require a company to recall its product in the event of material deficiencies or defects. In addition, companies with a defective product may voluntarily recall their product even in the absence of government intervention. Any recall would divert managerial and financial resources and could harm our target business’ reputation with its customers and with the healthcare professionals that use, prescribe and recommend our products. Our target business could have product recalls that result in significant costs to us in the future, and such recalls could have a material adverse effect on our business.

Companies who lose patent protection or inadvertently reveal trade secrets may lose market share to competitors and may not be able to operate profitably.

Companies in the healthcare industry rely upon a combination of patents, trade secrets, copyrights, trademarks, license agreements and contractual provisions to establish and protect the intellectual property rights in their products and the processes for the development, manufacture and marketing of their products. If non-patented trade secrets are revealed to the public, our competitors could utilize the information to create their own products that incorporate our target business’

intellectual property. In addition, our target business’ patents could be circumvented, invalidated or declared unenforceable. Any proceedings before the U.S. Patent and Trademark Office could result in adverse decisions as to the priority of our inventions and the narrowing or invalidation of claims in issued patents. We could also incur substantial costs in any such proceedings. In addition, our target business may hold patent and other intellectual property licenses from third parties for some of our business’ products and on technologies that are necessary in the design and manufacture of some of our business’ products. The loss of such licenses could prevent us from manufacturing, marketing and selling these products, which could have a material adverse effect on our business.

Patent litigation may affect a healthcare company’s operational and financial results even if the company ultimately prevails.

Litigation involving patents and other intellectual property rights is common in the healthcare industry, and healthcare companies have used intellectual property litigation in an attempt to gain a competitive advantage. Our target business may become a party to lawsuits involving patents or other intellectual property. Such litigation is costly and time consuming. If our target business loses any of these proceedings, a court or a similar foreign governing body could invalidate or render unenforceable our owned or licensed patents, require us to pay significant damages, seek licenses and/or pay ongoing royalties to third parties, require us to redesign our products, or prevent us from manufacturing, using or selling our products, any of which would have a material adverse effect on our business and results of operations and financial condition.

Our target business may expand into new markets through the development of new products and our expansion may not be successful.

Our target business may attempt to expand into new markets through the development of new product applications based on the company’s existing specialized technology and design capabilities. These efforts could require it to make substantial investments, including significant research, development, engineering and capital expenditures for new, expanded or improved manufacturing facilities which would divert resources from other aspects of its business. Expansion into new markets may be costly and may not result in any benefit to our target business. Specific risks in connection with expanding into new markets include the failure of customers in new markets to accept our products and price competition in new markets. Such expansion efforts into new markets could be unsuccessful.

Consolidation in the healthcare industry could have an adverse effect on our revenues and results of operations.

Many healthcare companies are consolidating to create larger companies. As the healthcare industry consolidates, competition to provide products and services to industry participants will become more intense. In addition, many of our potential target business’ customers are also consolidating, and these customers and other industry participants may try to use their purchasing power to negotiate price concessions or reductions for the products that our target business manufactures and markets. If our target business is forced to reduce its prices because of consolidation in the healthcare industry, the company’s revenues could decrease, and its business, financial condition and results of operations could be adversely affected.

Companies in the healthcare industry are often subject to environmental and health and safety requirements, and may be liable for contamination or other harm caused by hazardous materials that they use.

Companies in the healthcare industry often utilize hazardous materials to manufacture their products. These materials are subject to federal, state, local and foreign environmental requirements, including regulations governing the use, manufacture, handling, storage and disposal of hazardous materials and related occupational health and safety regulations. Our target business could incur liability as a result of any contamination or injury and could also be held responsible for costs relating to any contamination of its facilities and third-party waste disposal sites. Our target business could incur significant expenses in the future relating to any failure to comply with environmental laws. Any such future expenses or liability could have a material adverse effect on our financial condition. The enactment of stricter laws or regulations, the stricter interpretation of existing laws and regulations or the requirement to undertake the investigation or remediation of currently unknown environmental contamination at our target company’s business or third party sites might require it to make additional expenditures, which could be material.

Changes in government regulation of health insurance could negatively affect our business prospects.

Several states have recently enacted or are considering legislative initiatives intended to provide healthcare insurance for all individuals. Similarly, some of the leading candidates running for President of the United States in the Democratic and Republican parties have announced that they intend to make healthcare insurance reform a major part of their respective platforms. It is too early to understand the specific provisions that are being proposed or assess the likelihood that they will be enacted. Nonetheless, there may be legislative or regulatory changes at the state or federal level that could negatively affect (i) our ability to make an acquisition or (ii) after an acquisition, the business prospects of such an acquisition.

If we are unable to comply with governmental regulations affecting the healthcare industry, it could negatively affect our operations.

There is extensive government regulation of certain healthcare businesses as well as various proposals at the federal government level to reform the healthcare system. Changes to the existing regulatory framework and/or implementation of various reform initiatives could adversely affect certain sections of the healthcare industry. If we are unable to adhere to these requirements, it could result in the imposition of penalties and fines against us, and could also result in the imposition of restrictions on our business and operations. Furthermore, the costs of compliance also could have a material adverse effect on our profitability and operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words ‘‘anticipates,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intends,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘possible,’’ ‘‘potential,’’ ‘‘predicts,’’ ‘‘project,’’ ‘‘should,’’ ‘‘would’’ and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	officers and directors allocating their time to other businesses and having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete a business combination;

•	pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading ‘‘Risk Factors.’’ Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsors’ warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over- Allotment Option		With Over-Allotment Option Exercised
Offering proceeds from sale to public	$95,000,000		$110,000,000
Offering proceeds from sale to Warren B. Kanders or an affiliate	5,000,000		5,000,000
Proceeds from sale of sponsors’ warrants	3,250,000		3,250,000
Total gross proceeds(1)	$103,250,000		$118,250,000
Offering expenses(2)(3)
Underwriting discount (7% of offering gross proceeds to public)	$6,650,000	(4)	$7,700,000	(4)
Legal fees and expenses	328,000		328,000
Printing and engraving expenses	100,000		100,000
Accounting fees and expenses	45,000		45,000
SEC registration fee	6,179		6,179
NASD registration fee	20,625		20,625
American Stock Exchange fees	80,000		80,000
Miscellaneous expenses	20,196		20,196
Total offering expenses	$7,250,000		$8,300,000
Proceeds after offering expenses	$96,000,000		$109,950,000
Net offering proceeds held in the trust account	$95,400,000		$109,350,000
Deferred underwriting discounts and commissions held in the trust account	$2,850,000		$3,300,000
Total held in the trust account	$98,250,000		$112,650,000
Net offering proceeds not held in the trust account(5)	$600,000		$600,000
Working capital-funded from net proceeds not held in the trust account and up to $1.75 million in interest earned on monies held in the trust account(5)(6)
Due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team	$330,000
Legal, accounting and other non-due diligence expenses, including structuring and negotiating a business combination	700,000
Payment for office space, administrative and support services to Kanders & Company and Ivy Capital Partners ($10,000 per month for up to 24 months)	240,000
Legal and accounting fees relating to SEC reporting obligations	195,000
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed business combination), director and officer liability insurance premiums and reserves	885,000
Total	$2,350,000

(1)	Excludes $10.0 million of additional proceeds from the sale of 1,000,000 co-investment units to Warren B. Kanders, Ivy Capital Partners and certain of their respective affiliates to be paid to us immediately prior to our consummation of a business combination.
(2)	A portion of the offering expenses have been paid from advances we received from Kanders & Company and Ivy Capital Partners described below. These advances will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering.
(3)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.
(4)	The underwriters will not receive any underwriting discount or commission on the sale of 500,000 units that Warren B. Kanders or his affiliate may purchase directly from the underwriters.
(5)	The amount of net proceeds from this offering not held in the trust account will remain constant at $600,000 even if the underwriters’ over-allotment is exercised. In addition, $1,750,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
(6)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

A total of approximately $98.3 million (or approximately $112.7 million if the underwriters’ over-allotment option is exercised in full), of the net proceeds from this offering and the sale of the sponsors’ warrants described in this prospectus, including approximately $2.85 million (or $3.3 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in the trust account at Banc of America Securities LLC with Continental Stock Transfer & Trust Company, as trustee. Except for a portion of the interest income that may be released to us, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation. All amounts held in the trust account that are not paid to public stockholders who elect to exercise their conversion rights or released to us as interest income will be released on closing of our initial business combination with one or more target businesses which collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $2.85 million or $3.3 million if the underwriters’ over-allotment option is exercised in full) at the time of suchbusiness combination, subject to a majority of our public stockholders voting in favor of the business combination and less than 30% of the public stockholders electing their conversion rights and subject to such deferred underwriting discount and commission having been paid to the underwriters. On release of funds from the trust account and after payment of the conversion price to any public stockholders who exercise their conversion rights, the underwriters will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We have agreed to pay Kanders & Company, Inc., an affiliate of each of Warren B. Kanders, Gary M. Julien and Philip A. Baratelli, and Ivy Capital Partners, an affiliate of each of Robert W.

Pangia, Russell F. Warren M.D., and Russell F. Warren, Jr., an aggregate of $10,000 per month for office space, administrative services and secretarial support. This arrangement is being agreed to us by Kanders & Company and Ivy Capital Partners for our benefit and is not intended to provide Messrs. Kanders, Julien, Baratelli, Pangia, Warren and Warren compensation in lieu of a salary or other remuneration because it is anticipated that the expenses to be paid by Kanders & Company and Ivy Capital Partners will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will cease paying these monthly fees.

We expect that due diligence of prospective target businesses will be performed by some or all of the members of our management team and may include engaging market research firms and/or third party consultants. Members of our management team, or their affiliates or associates, will not receive any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. Our audit committee will review and approve all expense reimbursements made to any member of our management team and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval.

We believe that amounts not held in the trust account as well as the interest income earned on the trust account balance released to us to pay any tax obligations and interest income of up to $1.75 million earned on the trust account balance that may be released to us will be sufficient to pay the costs and expenses to which such proceeds are allocated. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently not ascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

If we complete a business combination, the out-of-pocket expenses incurred by members of our management team prior to the business combination’s closing will become an obligation of the post-combination business, assuming these out-of-pocket expenses have not been reimbursed prior to the closing. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business. Members of our management team may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management team to view such potential business combination unfavorably and result in a conflict of interest.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

As of the date of this prospectus, Kanders & Company and Ivy Capital Partners have advanced to us an aggregate of $100,000 which was used to pay a portion of the SEC registration fee, NASD registration fee, the non-refundable portion of the American Stock Exchange fee and accounting and legal fees and expenses of this offering referenced in the line items above. These advances are non-interest bearing, unsecured and are due at the earlier of April 30, 2008, or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in the trust account.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Interest income earned on the trust account balance may be released to us to pay any tax obligations and interest income of up to $1.75 million earned on the trust account balance may be released to us to fund our working capital requirements.

Other than the fee for office space, administrative services and secretarial support described above, no compensation of any kind (including finder’s and consulting fees) will be paid to members of our management team or any of their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination. However, members of our management team will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account and interest income of up to $1.75 million that is released to us from the trust account, such out-of-pocket expenses would not be reimbursed by us prior to our consummation of a business combination. There is no limit on the amount of such expenses reimbursable by us to members of our management team. A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete a business combination within the allotted time or if the public stockholder seeks to convert such shares into cash in connection with a business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account.

On completion of our initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account, the underwriters have agreed (i) on our liquidation, they will forfeit any rights or claims to the deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, to the public stockholders on a pro rata basis.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after a business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-Board of Directors. It is the present intention of our Board of Directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate our board declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the sponsors’ warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. This calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsors’ warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At May 4, 2007, our net tangible book value was $11,500, or approximately $0.00 per share of common stock. After giving effect to the sale of 10,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the sponsors’ warrants, our pro forma net tangible book value at May 4, 2007 would have been $66,549,010 or $7.01 per share, representing an immediate increase in net tangible book value of $7.01 per share to the founders and an immediate dilution of $2.99 per share or 29.9% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $29,474,990 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our founders) may result in the conversion into cash of up to 2,999,999 of the shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the sponsors’ warrants:

Public offering price		$10.00
Net tangible book value before this offering	$—
Increase attributable to new investors and sale of the sponsors’ warrants	7.01
Pro forma net tangible book value after this offering		$7.01
Dilution to new investors		$2.99

The following table sets forth information with respect to our founders and the new investors:

	Unit Purchased			Total Consideration		Average Price Per Unit
	Number		Percentage	Amount	Percentage
Founders	2,500,000		20.0%	$25,000	0.02%	$0.01
New investors	10,000,000	(1)	80.0	100,000,000	99.98	10.00
	12,500,000		100.0%	$100,025,000	100.00%

(1)	Includes 500,000 units that may be purchased by Warren B. Kanders or his affiliate.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$11,500
Net proceeds from this offering and sale of sponsors’ warrants, net of deferred underwriters’ discount on consummation of a business combination	96,000,000
Offering costs paid in advance and excluded from net tangible book value before this offering	12,500
Less: Proceeds held in trust subject to conversion to cash	(29,474,990)
$66,549,010
Denominator:
Shares of common stock outstanding prior to this offering included in founders’ units	2,500,000
Shares of common stock included in the units offered	10,000,000
Less: Shares subject to conversion	(2,999,999)
9,500,001

CAPITALIZATION

The following table sets forth our capitalization at May 4, 2007 and as adjusted to give effect to the sale of our units and the sponsors’ warrants and the application of the estimated net proceeds derived from the sale of such securities:

	May 4, 2007
	Actual	As Adjusted(1)
Notes payable to affiliates(2)	$100,000	$—
Common stock, -0- and 2,999,999 shares subject to possible conversion at conversion value(3)	—	29,474,990
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized; 2,500,000 shares issued and outstanding; 9,500,001 shares issued and outstanding (excluding 2,999,999 shares subject to possible conversion), as adjusted	250	950
Additional paid-in capital	24,750	66,549,060
Deficit accumulated during the development stage	(1,000)	(1,000)
Total stockholders’ equity	$24,000	$66,549,010
Total capitalization	$124,000	$96,024,000

(1)	Includes the $3.25 million we will receive from the sale of the sponsors’ warrants.
(2)	Notes payable to affiliates are comprised of promissory notes issued in the aggregate amount of $100,000 to Kanders & Company and Ivy Capital Partners. The notes are non-interest bearing and are payable on the earlier of April 30, 2008 or the consummation of this offering.
(3)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 2,999,999 of the shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.83 per share (or approximately $9.80 per share if the underwriters’ over-allotment option is exercised in full)), including the deferred underwriting discounts and commissions and including accrued interest, net of any interest previously released to us, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

We are a blank check company formed on April 26, 2007, to effect a merger, stock exchange, asset acquisition, reorganization or similar business combination with one or more operating businesses. We do not have any specific business combination under current consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination. We intend to effect a business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt. The issuance of additional shares of our stock in a business combination:

•	may significantly reduce the equity interest of our stockholders;

•	may cause a change in control if a substantial number of shares of our stock are issued, which may affect, among other things, our ability to use our net operating loss carry-forwards, if any, and may also result in the resignation or removal of one or more of the present members of our management team; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, debt securities issued by us in a business combination may result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants requiring the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such debt security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founders’ units, and advances from Kanders & Company and Ivy Capital Partners in an aggregate amount of $100,000 that is more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $600,000 and underwriting discounts and commissions of approximately $6.7 million (or $7.7 million if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the sponsors’ warrants for a purchase price of $3.25 million, will be approximately $95.4 million (or approximately $109.4 million if the underwriters’ over-allotment option is exercised in full). Approximately $98.3 million (or approximately $112.7 million if the underwriters’ over-allotment option is exercised in full), will be held in the trust account, which includes approximately $2.85 million (or $3.3 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. The remaining $600,000 will not be held in trust.

We will use substantially all of the net proceeds of this offering to acquire one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the business combination. To the extent we use our capital stock in whole or in part as consideration for a business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights, deferred underwriting discounts and commissions paid to the underwriters and any interest income previously released to us) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. The working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. The funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Following consummation of this offering, we believe the $600,000 available to us outside of the trust account, together with interest income earned on the trust account balance to pay our tax obligations and interest income of up to $1.75 million on the balance of the trust account to be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time. We expect our primary liquidity requirements during that period to include approximately $330,000 for expenses for the due diligence and investigation of a target business or businesses; approximately $700,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; an aggregate of $240,000 for office space, administrative services and support payable to Kanders & Company and Ivy Capital Partners representing a total of $10,000 per month for up to 24 months; $195,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $885,000 for general working capital that will be used for miscellaneous expenses and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section entitled ‘‘Use of Proceeds.’’

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds were required to consummate a business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination.

Related Party Transactions

As of the date of this prospectus, Kanders & Company and Ivy Capital Partners have loaned us an aggregate of $100,000 for payment of offering expenses. These loans are non-interest bearing, unsecured and are due at the earlier of April 30, 2008, or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not placed in trust.

We are obligated, commencing on the date of this prospectus, to pay Kanders & Company and Ivy Capital Partners an aggregate monthly fee of $10,000 for office space and general and administrative services.

On May 1, 2007, we issued the 2,500,000 founders units to our founders for an aggregate of $25,000 in cash, at a purchase price of $0.01 per unit. In addition, Highland Equity LLC, Ivy Capital Partners and certain affiliates of Ivy Capital Partners have committed to purchase an aggregate of 3,250,000 sponsors’ warrants at $1.00 per warrant (for a total purchase price of $3.25 million) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. In addition, Warren B. Kanders, Ivy Capital Partners and certain of their respective affiliates have agreed to purchase an aggregate of 1,000,000 units at a price of $10.00 per unit ($10.0 million in the aggregate) in a private placement that will occur immediately prior to our consummation of a business combination.

Warren B. Kanders has indicated that he or an affiliate of his intends to purchase 500,000 units in this offering directly from the underwriters at a price equal to the public offering price of $10.00 per unit (for an aggregate purchase price of $5.0 million). If Mr. Kanders or his affiliate purchases these units, we will receive the entire aggregate gross proceeds from this purchase and the underwriters will not receive any underwriting discounts or commissions on these units. If Mr. Kanders or his affiliate does not purchase these units, they will be sold to the public.

PROPOSED BUSINESS

Introduction

We are a newly organized Delaware blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more operating businesses. Our efforts in identifying prospective target businesses will not be limited to a particular industry. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus our search for target businesses in the healthcare industry. We believe the healthcare industry represents an attractive environment for our management team to complete a business combination which will serve as a platform for future growth. According to the Centers for Medicare and Medicaid Services, or CMS, spending on healthcare in the United States was approximately $2.0 trillion in 2005, or approximately 16.0% of the 2005 United States gross domestic product, or GDP. The primary categories driving 2005 spending were hospital and nursing home care, physician and clinical services and prescription drug spending. National healthcare spending is projected to grow on average 6.9% per year through 2015, when it is expected to reach nearly $4.0 trillion, or $12,320 per person. As evidenced by the projected increase in healthcare spending as a percentage of GDP from 16.0% in 2005 to an expected 19.6% in 2015, we anticipate that the United States will continue to spend substantially, and at an accelerated rate, on healthcare products and services, driven largely by demographic trends and rapid advancement in technology.

Healthcare Industry Trends

We believe that the healthcare industry represents an attractive target for our investment focus based on several key trends driving growth, including:

•	Demographic Shift to an Elderly Population. The size of the elderly population, the segment with the largest per capita usage of healthcare services, is increasing more rapidly than the rest of the population in the United States. According to a 2005 U.S. Census Bureau projection, due to the aging baby boomer generation, the percentage of the U.S. population aged 65 and older is expected to grow from 12.4% in 2000 to 13.0% in 2010 and to 19.7% by 2030. By 2050, the population segment aged 65 and older will total 80 million individuals. In addition, according to the National Center for Health Statistics of the Centers for Disease Control, the average life expectancy in the United States increased from 75.4 years in 1990 to 77.9 years in 2004. We believe that as life expectancy increases, the industry will experience increased demand for medical products that help the elderly maintain an active lifestyle. Those over 65 years old have generated the highest healthcare costs compared to any other demographic group and are expected to be a major contributor to an increasing level of expenditure for healthcare products and services.

•	Rapid Development of New Healthcare Technologies and Services. New medical devices, therapeutics and services are being developed at an accelerated rate, driven by advancements in new biomaterials, genomics and proteomics, and information technology. Our management believes that the rapid pace of innovation will continue to expand the scope, practice and delivery of medicine and, in the process, create new market entrants, leaders and opportunities.

•	Consumerism. Our management believes that individual consumers, once passive participants in the healthcare process, have become increasingly proactive in recent years, driving increased demand for services and leading to additional spending. They are challenging health plans that deny treatments, opting for plans that provide enhanced choices, demanding information about providers and quality of care, demonstrating a readiness to comparison shop on the basis of price and paying out-of-pocket for cosmetic and other elective procedures. Our management believes that consumerism is driving opportunity via expanded reimbursement coverage for goods and services and, in some instances, increased willingness by consumers to pay out of pocket for goods and services that enhance quality of life.

•	Increasing Level of Merger and Acquisition Activity. The mergers and acquisitions environment in the healthcare industry remains strong, driven by efforts to fill gaps in product pipelines, expand geographic reach, strengthen patent positions and consolidate fragmented markets. According to Thomson Financial, 927 transactions were completed in 2004 for an aggregate value of $95.7 billion. In 2006, 1,049 transactions were completed which more than doubled the aggregate value to a record $197.4 billion. Our management believes that the dynamics driving healthcare merger and acquisition activity will continue and, therefore, the industry will present opportunities to identify and consummate an attractive business combination.

Potential Healthcare Investment Themes

Although we will consider target businesses across the healthcare industry, we intend to concentrate our search for an acquisition candidate within the following target sectors of the healthcare industry:

•	Medical Devices, Products and Healthcare Diagnostics. Frost & Sullivan estimates that in 2005 the United States medical device and product market generated $80.3 billion of revenue. Demographic shifts, advanced technologies, increased investment in research and development, and the potential to address the clinical shortcomings of drug therapeutics are all driving growth. Large medical device companies with established distribution networks are contributing to the demand for acquisitions of smaller companies with innovative technologies capable of generating new revenue streams and/or preserving existing market share.

•	Healthcare Services. According to CMS, the United States spent $621.7 billion on physician and clinical, dental and other personal services, or professional services, and an additional $169.3 billion on nursing home and home healthcare in 2005. These levels are projected to rise to $703.0 billion for professional services and $190.0 billion for nursing home and home healthcare in 2007. By 2016, professional services will account for $1.25 trillion and nursing home healthcare another $322.0 billion of U.S. healthcare spending. Although professional services spending fell in 2005 and 2006 due to slower growth in government and private reimbursement, over time, labor costs are projected to rise, driven by physician and nursing supply shortages and a shift in demographics. An aging population, increased specialization and decreased exposure to Medicaid are expected to boost nursing and home healthcare revenue.

Competitive Strengths

We believe we have the following competitive strengths:

Status as a public company

We believe our structure will make us an attractive business combination partner to private target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock.

We believe target businesses will find this method to be less expensive, with greater certainty of becoming a public company than the typical initial public offering process. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with stockholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Strong Financial position

With a trust account initially in the amount of $98.3 million (excluding the additional $10.0 million we will receive from the co-investment), we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by having significant cash resources or reducing its debt ratio. Because we are able to consummate a business combination using the cash proceeds of this offering and the private placement of the sponsors’ warrants and co-investment units, our capital stock, debt or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to reflect the needs of the parties. However, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise their conversion rights, we may either need to reserve part of the trust account for possible payment upon their conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring a business combination will be subject to these contingencies.

Management Expertise

Our management team possesses a substantial level of healthcare industry public market, private equity and capital raising experience as investors, operators and managers. Collectively, our officers and directors have over 100 years of experience in structuring, negotiating, managing and consummating merger and acquisitions.

Ivy Capital Partners, the general partner of Ivy Healthcare Capital, L.P. and Ivy Healthcare Capital II, L.P., which we refer to collectively as Ivy Capital Partners, is an affiliate of each of Robert W. Pangia, our Chief Executive Officer, Russell F. Warren, M.D., the Chairman of our Board of Directors, and Russell F. Warren, Jr., a member of our Board of Directors. Ivy Capital Partners is a healthcare-focused private equity firm based in Montvale, New Jersey that invests in companies, and manages such companies as a result of its officers’ and directors’ board positions with such companies, within the medical device, life sciences and healthcare services sectors, with particular experience in the orthopedic industry. We believe that Ivy Capital Partners’ in-depth knowledge of the healthcare industry increases its ability to source and create transactions, conduct effective due diligence, recruit seasoned management teams, partner with senior managers at its portfolio companies to design ways of growing and improving their business, and provide access to a network of resources that strengthen operational excellence to maximize investment returns. Ivy Capital Partners believes that industry specialization and knowledge improves its risk-adjusted returns by allowing the firm to identify and capitalize upon emerging medical product and service trends. For each of its investments, Ivy Capital Partners seeks to fully understand the general industry and company-specific risks and opportunities by utilizing its broad network of healthcare industry experts, investment operations and clinical experience. This approach to due diligence reflects the firm’s conviction that long-term value creation is dependent upon detailed industry and operational knowledge. Ivy Capital Partners’ track record is based on the depth, breadth and experience of its investment team. Russell F. Warren, Jr. co-founded and was the CEO of Professional Sports Care Management, Inc., which he helped develop into the largest chain of physical rehabilitation clinics in the New York tri-state region. Professional Sports Care Management completed an initial public offering in 1994 and was sold to HealthSouth in 1996.

In 1997, Mr. Warren co-founded Ivy Realty and, through numerous acquisitions, built a commercial real estate portfolio valued in excess of $1.2 billion. From 1987 to 1996, Robert W. Pangia served as Executive Vice President and Director of Investment Banking at Paine Webber Incorporated, where he oversaw all of the investment bank’s mergers and acquisitions and corporate finance activities. Mr. Pangia currently acts as a director of Biogen Idec, a Nasdaq-listed biotechnology company, and was formerly a director at Icos Corporation, a biotechnology company that was acquired by Eli Lilly and Company, and Athena Neurosciences, a research-based pharmaceutical company. Russell F. Warren, M.D. is Surgeon-in-Chief Emeritus of the Hospital for Special Surgery and has published over 250 peer-reviewed scientific articles. Dr. Warren has patented a number of his inventions to treat orthopedic conditions in the knee and shoulder and, for the past 20 years, has served as the team doctor for the New York Giants football team. To date, Ivy Capital Partners has funded 14 portfolio companies with three of these companies providing liquidity opportunities for their investors.

Kanders & Company, an affiliate of each of Warren B. Kanders, a member of our Board of Directors, Philip A. Baratelli, our Chief Financial Officer, and Gary M. Julien, our Vice President of Corporate Development, is a private investment firm based in Stamford, Connecticut, that utilizes a private equity approach to building public companies. The firm’s public market investment strategy provides public and private companies, either entire entities or divisions, with strategic insights and capital for enhancing operating discipline and catalyzing long-term growth, both organically and via carefully selected acquisition opportunities. The firm’s principals believe that the public markets provide an ideal forum to support growth initiatives for operating businesses. The firm has significant experience building public companies within a variety of industries including healthcare, aerospace and defense, industrial manufacturing and consumer markets. Kanders & Company’s owner and President, Warren B. Kanders, is the Chairman, CEO and largest shareholder of the New York Stock Exchange-listed company, Armor Holdings, Inc., a manufacturer and supplier of military vehicles, armored vehicles and safety and survivability products and systems serving aerospace & defense, public safety, homeland security and commercial markets. Since 1996, Armor Holdings has grown from approximately $11.0 million in revenue to estimated revenue of approximately $3.5 billion in 2007, through both organic growth and the completion of over 30 acquisitions, including the $803 million acquisition of Stewart & Stevenson Services, Inc. which closed in May 2006. In 2006, Armor Holdings was listed as number three on FORTUNE Magazine’s ‘‘100 Fastest-Growing Companies.’’ On May 7, 2007, Armor Holdings announced it had entered into a definitive merger agreement to be acquired by a wholly-owned subsidiary of BAE Systems plc in a $4.1 billion transaction. In 2005, Armor Holdings was awarded ‘‘Corporate/Strategic Firm of the Year’’ by The M&A Advisor, a national award reflecting its leadership and expertise in corporate mergers and acquisitions in the middle market. Based on the $88.00 per share price of the pending BAE Systems transaction, the performance of Armor Holdings’ stock price during Mr. Kanders’ investment period has generated a 31.4% annual rate of return making it a leading performer among all companies listed on the NYSE during this period in terms of stock price appreciation. Prior to his service with Armor Holdings, from October 1992 to May 1996, Mr. Kanders served as Founder and Vice Chairman of the Board of Benson Eyecare Corporation, a distributor of eyecare products and services. In 1992, Benson Eyecare Corporation was the highest performing stock in terms of stock appreciation on the American Stock Exchange and posted positive returns every year prior to its sale in 1996.

Established Deal Sourcing Network

Our management team has built and maintained a broad network of professional contacts which we intend to utilize to identify and build a scalable growth-oriented business. These established relationships include, among others, healthcare industry entrepreneurs, executives and board members at public and private healthcare companies, business brokers, private equity and venture capital firms, consultants, investment bankers, attorneys, accountants and prominent physicians and researchers at leading U.S. hospitals and private practices. We believe this network of professional relationships will be of significant assistance in helping us identify potential business combination targets.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the sponsors’ warrants and co-investment units, our capital stock, debt or a combination of the foregoing as the consideration to be paid in a business combination. While substantially all of the net proceeds of this offering and the private placement of the sponsors’ warrants are allocated to completing a business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in a business combination with a target business using our capital stock and/or debt financing as the consideration to fund the combination, proceeds from this offering and the private placement of the sponsors’ warrants will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in a business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be sold. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We do not have any specific business combination under consideration or contemplation. We have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We do not anticipate consummating a business combination with any entity that our management has had discussions with regarding a possible business combination through their other business activities or with an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our management team.

Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party was to refuse to execute a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a potential contracted party refuses to execute a waiver, then Kanders & Company and Ivy Capital Partners will be liable to cover the potential claims made by such party for services rendered and goods sold, in each case to us, but only if, and to the extent, that the claims would otherwise reduce the proceeds in the trust account payable to our public stockholders in the event of a liquidation. However, if a potential contracted party executes a valid and enforceable waiver, then Kanders & Company and Ivy Capital Partners will have no liability as to any claimed amounts owed to a contracted party.

Subject to the requirement that a target business or businesses have a collective fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $2.85 million or $3.3 million if the over-allotment option is exercised in full) at the time of our initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including healthcare industry entrepreneurs, executives and board members at public and private healthcare companies, business brokers, private equity and venture capital firms, consultants, investment bankers, attorneys, accountants, prominent physicians and researchers at leading U.S. hospitals and private practices. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls, mailings or the Internet. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination be with one or more target businesses with a collective fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $2.85 million or $3.3 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

We will seek to acquire a business whose operations can be improved and enhanced with our capital resources and where there are significant opportunities for growth both organically and through a targeted acquisition program. We intend to focus our search primarily in the United States, although we will also evaluate international investment opportunities should we find such opportunities attractive.

We have identified the following criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	An experienced management team with a proven track record of executing on its business plan, driving revenue growth and enhancing profitability;

•	An established company with a history of strong operating and financial results;

•	A high-quality product offering which is or has the potential to become the standard of care in a large, underserved and growing market;

•	A compelling business model with clearly defined performance execution milestones;

•	A leading market provider with sustainable competitive advantages that cannot be easily replicated (e.g. strong patent and trade secret positions or lowest-cost and highest quality service providers;

•	Strong free cash flow generation with recurring revenue streams;

•	A diversified customer and supplier base;

•	Viable opportunities for targeted industry consolidation; and

•	Significant potential for returns in excess of our cost of capital on our acquisition investment.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of target business or businesses

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $2.85 million, or $3.3 million if the underwriters’ over-allotment option is exercised in full) at the time of the business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of the initial business combination. In no event, however, will we acquire less than a controlling interest in a target business (meaning not less than 50% of the voting securities of the target business). We may seek to consummate a business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account. However, we may need to obtain additional financing, in addition to the $10.0 million we will receive from the co-investment private placement, to consummate such a business combination and have not taken any steps to obtain any such financing.

In contrast to many other companies with business plans similar to ours that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquirer’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of approximately $2.85 million, or $3.3 million if the underwriters’ over-allotment option is exercised in full) at the time of the initial business combination. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for a business combination with us. The determination of net assets requires an acquirer to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of a business combination, the balance of an acquirer’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of approximately $2.85 million, or $3.3 million if the underwriters’ over-allotment option is exercised in full) at the time of the initial business combination for the fair market value of the target business or businesses with which we combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by our Board of Directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our Board of Directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $2.85 million, or $3.3 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination, as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues and the need to close all of the transactions simultaneously. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses, collectively, could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $2.85 million, or $3.3 million if the underwriters’ over-allotment option is exercised in full) at the time of the business combination.

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after a business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

If we complete a business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions following our initial business combination.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under Delaware state law. In connection with any business combination, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of a business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for a business combination, all of our founders, including all of our officers and directors, have agreed to vote their founders’ common stock in accordance with the majority of the shares of common stock voted by the public stockholders. Our founders have also agreed that they will vote any shares they purchase in the open market in, or after, this offering in favor of a business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have their shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our founders will not have conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying the founders’ units or purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of any interest income on the trust account balance previously released to us to pay our tax obligations and net of interest income of up to $1.75 million previously released to us to fund our working capital requirements (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. The initial per-share conversion price would be approximately $9.83 (or approximately $9.80 per share if the underwriters’ over-allotment option is exercised in full), or $0.17 less than the per-unit offering price of $10.00 ($0.20 less if the underwriters’ over-allotment is exercised in full).

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in ‘‘street name,’’ to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in ‘‘street name,’’ in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an ‘‘option window’’ after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a ‘‘put’’ right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

If a stockholder votes against the business combination but fails to properly exercise his, her or its conversion rights, the stockholder will not have his, her or its shares of common stock converted to his, her or its pro rata share of the trust account. Any request for conversion, once made, may be withdrawn at any time prior to the vote taken with respect to a proposed business combination. Furthermore, if a stockholder delivers his certificate for conversion and subsequently decides prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of our initial business combination. Public stockholders who convert their stock into their pro rata share of the trust account will still have the right to exercise any warrants they still hold.

We will not complete our proposed initial business combination if public stockholders owning 30% or more of the shares sold in this offering exercise their conversion rights. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that may otherwise be approved by a majority of our public stockholders. The initial conversion price will be approximately $9.83 per share (or approximately $9.80 per share if the underwriters’ over-allotment option is exercised in full). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

If a vote on an initial business combination is held and the business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our Board of Directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our Board of Directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate life 24 months from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination by 24 months from the date of this prospectus, as soon as practicable thereafter, we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after such date. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described below, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute waiver agreements. Nor is there any guarantee that, even if they execute waiver agreements with us, they will not seek recourse against the trust account. A court could also conclude that waiver agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.83 (or $9.80 if the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest and the deferred underwriting discounts and commissions, plus any remaining net assets outside of the trust account (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We anticipate notifying the trustee of the trust account to begin liquidating the assets in the trust account promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our founders have waived their rights to participate in any liquidation distribution with respect to their founders’ common stock. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Kanders & Company and Ivy Capital Partners have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.83, or $0.17 less than the per-unit offering price of $10.00 (or $9.80, or $0.20 less than the per-unit offering price of $10.00 if the underwriters’ over-allotment option is exercised in full). The per share liquidation price includes approximately $2.85 million in deferred underwriting discounts and commissions (or $3.3 million if the underwriters’ over-allotment option is exercised in full) that would also be distributable to our public stockholders.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Kanders & Company and Ivy Capital Partners have agreed that they will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account but only if, and to the extent, that the claims would otherwise reduce the amount in the trust account payable to our public stockholders in the event of a liquidation, and only if such a vendor or prospective target business does not execute such a valid and enforceable waiver. We cannot assure you, however, that they would be able to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $9.83 (or $9.80 if the underwriters’ over-allotment option is exercised in full), plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.83 per share (or $9.80 per share if the underwriters’ over-allotment option is exercised in full).

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after 24 months from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	prior to the consummation of any business combination, we shall submit business combination to our public stockholders for approval regardless of whether the business combination is of a type which normally would require stockholder approval under the Delaware General Corporation Law; in the event that a majority of the shares held by public stockholders present and entitled to vote at the meeting to approve the business combination are voted for the approval of the business combination, we will consummate the business combination; provided that we will not consummate any business combination if the holders of 30% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights;

•	upon consummation of this offering, we shall deliver, or cause to be delivered, for deposit into the trust account at least $98,250,000 (or $112,650,000 if the underwriters’ over-allotment option is exercised in full), comprising (i) $95,000,000 of the net proceeds of this offering, including $2,850,000 in deferred underwriting discounts and commissions (or $109,400,000 of the net proceeds, including $3,300,000 in deferred underwriting discounts and commissions, if the over-allotment option is exercised in full) and (ii) $3,250,000 of the proceeds from our issuance and sale in a private placement of 3,250,000 sponsors’ warrants issued to Highland Equity, Ivy Capital Partners and certain affiliates of Ivy Capital Partners;

•	in the event that a business combination is approved and is consummated, any public stockholder holding shares of common stock issued in this offering who voted against the business combination may, contemporaneously with such vote, demand that we convert his, her or its shares into cash; if so demanded, the corporation shall, promptly after consummation of the business combination, convert such shares into cash;

•	in the event that we do not consummate a business combination within 24 months of the date of this prospectus, all amounts in the trust account (including deferred underwriting discounts and commissions) plus any other net assets outside of the trust account not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising from our liquidation, shall be distributed on a pro rata basis to our public stockholders; only public stockholders shall be entitled to receive liquidating distributions and we will pay no liquidating distributions with respect to any other shares of capital stock;

•	a public stockholder shall be entitled to receive distributions from the trust account only in the event of our liquidation or in the event he, she or it demands conversion in connection with a vote against a business combination; in no other circumstances shall a public stockholder have any right or interest of any kind in or to the trust account;

•	unless and until we have consummated an initial business combination, we may not consummate any other business combination, whether by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or transaction or otherwise;

•	we will continue in existence only until 24 months from the date of this prospectus; if we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating; we will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination; and

•	the Board of Directors may not in any event issue any securities convertible into common stock, shares of common stock or preferred stock prior to an initial business combination that participates in or is otherwise entitled in any manner to any of the proceeds in the trust account or votes as a class with the common stock on an initial business combination.

We view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $98.3 million, which includes the $3.25 million net proceeds from the sale of the sponsors’ warrants and approximately $2.85 million in deferred underwriting discounts and commissions, will be deposited into the trust account at Banc of America Securities LLC maintained by Continental Stock Transfer & Trust Company, as trustee.	Approximately $83.7 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	Approximately $98.3 million, which includes the $3.25 million net proceeds from the sale of the sponsors’ warrants and approximately $2.85 million in deferred underwriting discounts and commissions, held in the trust account will only be invested in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or insecurities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds
Interest on proceeds from trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest generated and then (ii) up to $1.75 million that can be used for working capital purposes.
Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business
	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 45th day after the date of this prospectus unless Citi informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if Citi has allowed separate trading of the common stock and warrants prior to the 45th day after the date of this prospectus.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or 15 months from the date of this prospectus (assuming in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect) and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	Stockholders will have the opportunity to vote on the initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account, including deferred underwriting discounts and commissions and including accrued interest, net of any interest income previously released to us to pay our tax obligations and net of interest income of up to $1.75 million previously released to us to fund our working capital requirements. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account.	A prospectus containing information required by the SEC would be sent to each investor in connection with a business combination. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete our initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds	Except with respect to interest income earned on the trust account balance released to us to pay any income taxes on such interest and interest income of up to $1.75 million on the balance in the trust account released to us to fund our working capital requirements (subject to the tax holdback), the proceeds held in the trust account are not released to us until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•	our obligation to convert into cash up to 30% of our shares of common stock held by our public stockholders who vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of approximately $2.85 million, or $3.3 million if the underwriters’ over-allotment option is exercised in full) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

We currently maintain our executive offices at One Paragon Drive, Suite 125, Montvale, New Jersey 07645. We also maintain an office at One Landmark Square, 22nd Floor, Stamford, Connecticut 06901. The cost for these offices is included in the aggregate $10,000 per-month fee described above that Kanders & Company and Ivy Capital Partners will charge us for office space, utilities and administrative services commencing on the date of this prospectus. We believe, based on rents and fees for similar services in the Montvale, New Jersey and Stamford, Connecticut metropolitan areas that the fee charged by Kanders & Company and Ivy Capital Partners is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2008 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Russell F. Warren, M.D.	67	Chairman of the Board
Robert W. Pangia	56	Chief Executive Officer
Philip A. Baratelli	39	Chief Financial Officer
Gary M. Julien	37	Vice President, Corporate Development
Warren B. Kanders	49	Director
Russell F. Warren, Jr.	39	Director
Leslie D. Michelson	56	Director
William V. Campbell	66	Director
William F. Owens	56	Director
Michael A. Henning	67	Director

Russell F. Warren, M.D., has served as our non-executive Chairman of the Board since our inception. Dr. Warren is Surgeon-in-Chief Emeritus of Hospital for Special Surgery, or HSS. Dr. Warren has been on the surgical staff of HSS since 1977, and he continues to serve on the HSS sports medicine service. Dr. Warren was recently honored with the hospital’s Lifetime Achievement Award. Dr. Warren has also been Attending Orthopedic Surgeon and Professor of Orthopedics at the Weill Medical College of Cornell University since 1988. Dr. Warren served as Chairman of the Board of Professional Sports Care Management, Inc. from 1991 through 1996. Dr. Warren served as a former president of the American Orthopaedic Society for Sports Medicine, or AOSSM, and the American Shoulder & Elbow Society, or ASES. He has been honored several times with the prestigious Charles S. Neer Award, which is given annually by ASES to the best paper in basic science. He has published over 250 peer-reviewed scientific articles and is co-editor-in-chief of the publication ‘‘Techniques in Shoulder and Elbow Surgery’’. He patented a number of his inventions to treat orthopedic conditions of the knee and shoulder. For the past 20 years, Dr. Warren has been the team doctor for the New York Giants football team, overseeing all medical care for the players. He serves as a Director of OrthoNet LLC, an orthopedic specialty benefit management company. He is also a member of the board of trustees for the National Football Foundation and previously the Orthopaedic Research and Education Foundation. Dr. Warren received an A.B. from Columbia College and his medical degree from the State University of New York Medical School in Syracuse. He completed his internship and surgical residency training at St. Luke’s Hospital in New York, followed by an orthopedic surgical residency at HSS and a fellowship in shoulder surgery at Columbia Presbyterian Medical Center. Dr. Warren is the father of Russell F. Warren, Jr., one of our Directors.

Robert W. Pangia has served as our Chief Executive Officer since our inception. Mr. Pangia has 30 years of experience in the investment banking and private equity businesses with a particular emphasis on working with healthcare and technology companies. In February 2002, Mr. Pangia co-founded Ivy Capital Partners, the General Partner of Ivy Healthcare Capital L.P. and Ivy Healthcare Capital II L.P., to take advantage of a pipeline of investment opportunities in the orthopedic sector of the healthcare market. To date, Ivy Capital Partners has funded 14 portfolio companies in the healthcare market. From 1997 to February 2003, Mr. Pangia worked as a private merchant banker. From 1987 until 1996, Mr. Pangia worked at PaineWebber Incorporated, a wealth management services provider where he served as Executive Vice President and Director of Investment Banking. He also held a number of senior management positions including; Member of the Board of Directors of PaineWebber Incorporated, member of the firm’s executive and operating committees and Chairman of the firm’s equity commitment committee. From 1977 to 1986, Mr. Pangia worked as an investment banker for Kidder, Peabody & Co. Inc., and from 1986 to 1987, Mr. Pangia was a Managing Director in the investment banking division of Drexel Burnham Lambert. Mr. Pangia is currently serving as a director for two Ivy portfolio companies: Scandius BioMedical Inc., a privately held medical device company that designs, manufactures, and markets products for the orthopedic sports medicine market, and Auriga Medical Products, GmbH, a distributor of orthopedics products in Northern Germany. In addition, Mr. Pangia is currently a director of Biogen Idec Inc., a Nasdaq-listed biotechnology company, and McAfee, Inc., a New York Stock Exchange listed supplier of computer security solutions. Mr. Pangia was formerly a Director of Icos Corporation, a biotechnology company that was acquired by Eli Lilly and Company, Athena Neurosciences, a research-based pharmaceutical company and Ryan Beck Corporation, a financial services firm providing investment banking and equity research services to companies in a variety of industries. Mr. Pangia received an A.B. from Brown University and an M.B.A. with distinction from the Columbia University Graduate School of Business.

Philip A. Baratelli has served as our Chief Financial Officer since our inception. Since February 2007, Mr. Baratelli has served as Chief Financial Officer for Kanders & Company, Inc., a private investment firm principally owned and controlled by Mr. Warren B. Kanders that makes investments in and provides consulting services to public and private entities, and Clarus Corporation, a publicly-held company, formerly a provider of software solutions and currently seeking to redeploy its assets through the acquisition of a target business. From June 2001 to February 2007, Mr. Baratelli was the Corporate Controller and Treasurer of Armor Holdings, Inc., a manufacturer and supplier of military vehicles, armored vehicles and safety and survivability products and systems serving aerospace & defense, public safety, homeland security and commercial markets. From February 1998 to February 2001, Mr. Baratelli was employed by PricewaterhouseCoopers LLP in various positions ranging from Associate to Senior Associate. From 1991 to 1997, Mr. Baratelli worked for Barnett Banks, Inc. in various finance and credit analysis positions. Mr. Baratelli received a B.S. from Florida State University and a B.S. from the University of North Florida. Mr. Baratelli is a Certified Public Accountant.

Gary M. Julien has served as our Vice President, Corporate Development since our inception. Since January 2007, Mr. Julien has served as Vice President, Corporate Development for Kanders & Company and Clarus Corporation, where his primary responsibilities include sourcing, negotiating and consummating acquisitions, investments and related transactions. From January 2003 to December 2006, Mr. Julien was Vice President, Corporate Development for Armor Holdings, Inc. where he oversaw all mergers, acquisitions and divestitures for the company, executing 15 transactions during this period. From March 2002 through January 2003, Mr. Julien founded and was President of Sequent Capital Advisors, a financial advisory firm focused on secondary transactions in the private equity and venture capital market. From 1998 to March 2002, Mr. Julien was Director of Corporate Development for Global Crossing Ltd., a developer and owner of a global fiber optic telecommunications network, where he led and supported several mergers and acquisition, joint ventures and minority investments. Mr. Julien began his career at Turner Broadcasting and worked at Bear Stearns in equity research while attending graduate business school. He received a B.S. from the Newhouse School of Communications at Syracuse University and an M.B.A. with honors from the Columbia University Graduate School of Business.

Warren B. Kanders has been a member of our Board of Directors since May 2007. Mr. Kanders has served as the President of Kanders & Company since 1990. He has served as the Chairman of the Board of Armor Holdings, Inc. since January 1996 and as its Chief Executive Officer since April 2003. On May 7, 2007, Armor Holdings announced it had entered into a definitive merger agreement to be acquired by a wholly-owned subsidiary of BAE Systems plc in a $4.1 billion transaction. Mr. Kanders has served as a member of the Board of Directors of Clarus Corporation since June 2002 and its Executive Chairman since December 2002. From April 2004 until October 2006, Mr. Kanders served as the Executive Chairman, and since October 2006, has served as the Non-Executive Chairman of the Board of Net Perceptions, Inc., a publicly-held company that, through its subsidiary, Concord Steel, is a leading independent manufacturer of steel counterweights. Since November 2004, Mr. Kanders has served as the Chairman of the Board of Directors of Langer, Inc., a Nasdaq-listed provider of orthotic and skin-care products. From October 1992 to May 1996, Mr. Kanders served as Founder and Vice Chairman of the Board of Benson Eyecare Corporation, a distributor of eyecare products and services. In 1987, Mr. Kanders founded and managed Great Pacific Capital Inc., a New York-based investment company that managed the non-Canadian assets of The Jim Pattison Group, one of

Canada’s largest private companies. Mr. Kanders began his career as an M&A banker at Morgan Stanley. He serves on the boards of the Winston Churchill Foundation, the Whitney Museum of American Art and has been a trustee of the Choate Rosemary Hall School for over ten years where he has served as Chairman of its Investment Committee. Mr. Kanders received a B.A. from Brown University.

Russell F. Warren, Jr. has been a member of our Board of Directors since May 2007. Mr. Warren has 16 years of experience as an investor and entrepreneur. Mr. Warren began his career in 1991 as a co-founder and CEO of Professional Sports Care Management, Inc. which he helped develop into the largest chain of physical rehabilitation clinics in the New York tri-state region. Over a five year period, he led the company’s expansion to over 35 centers. In 1997, Mr. Warren co-founded Ivy Equities, an affiliated diversified investment holding company that focuses on acquiring commercial real estate. In February 2002, Mr. Warren co-founded Ivy Capital Partners, the General Partner of Ivy Healthcare Capital L.P., and Ivy Healthcare Capital II, L.P., to take advantage of a pipeline of investment opportunities in the orthopedic area of the healthcare market. To date, Ivy has funded 14 portfolio companies in the healthcare markets. Presently Mr. Warren is Chairman of the Board of IvyRehab Network Inc., a physical therapy and rehabilitation company, and on the board of ONI Medical Systems, Inc., a provider of dedicated MRI equipment for extremity imaging, and Alliance Surgery, Inc., an owner and manager of ambulatory surgery centers. Mr. Warren graduated from Princeton University in 1989.

Leslie Michelson has been a member of our Board of Directors since May 2007. Mr. Michelson has served as the Chairman and Chief Executive Officer of Private Health Management, a retainer-based primary care medical practice management company since April 2007. Mr. Michelson served as Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and currently serves on its Board of Directors. From April 2001 to April 2002, Mr. Michelson was an investor in, and served as an advisor or director of, a portfolio of entrepreneurial healthcare, technology and real estate companies. From March 2000 to August 2001, Mr. Michelson served as Chief Executive Officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1999 to March 2000, Mr. Michelson served as Managing Director of Saybrook Capital, LLC, an investment bank specializing in the real estate and health care industries. From June 1998 to February 1999, Mr. Michelson served as Chairman and Co-Chief Executive Officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, Mr. Michelson served as Chairman and Chief Executive Officer of Value Health Sciences, Inc., an applied health services research firm he co-founded. Mr. Michelson is a director of Nastech Pharmaceutical Company Inc., a NASDAQ-traded biotechnology company focused on innovative drug delivery technology. Mr. Michelson is a Director of ALS-TDI, a philanthropy dedicated to curing Amyotrophic Lateral Sclerosis (ALS), commonly known as Lou Gehrig’s disease. Mr. Michelson received his B.A. from The Johns Hopkins University and a J.D. from Yale Law School.

William V. Campbell has been a member of our Board of Directors since May 2007. Mr. Campbell has been Chairman of the Board of Directors of Intuit, Inc., a Nasdaq Stock Market listed provider of business, financial management and tax solutions for small businesses, consumers and accountants, since August 1998. From September 1999 to January 2000, Mr. Campbell acted as Chief Executive Officer of Intuit, and from April 1994 to August 1998 he served as its President and Chief Executive Officer and as a Director. From January 1991 to December 1993, Mr. Campbell was President and Chief Executive Officer of GO Corporation, a pen-based computing software company. Prior to that, Mr. Campbell was the founder, President and CEO of Claris Corporation, which was purchased by Apple Computer Inc. in 1990. Before starting Claris, Mr. Campbell was Executive Vice President of Apple Computer from 1983 to 1987. During 1983, Mr. Campbell was General Manager of consumer products for Kodak Europe. From 1981 to 1983, Mr. Campbell was Vice President at J. Walter Thompson in New York. He continues to serve on the boards of Apple Computer and Opsware Inc., a provider of Internet infrastructure services, and is a Director of the National Football

Foundation College Hall of Fame. Mr. Campbell is Chair of the Board of Trustees of Columbia University, where he received a B.A. and M.S.

The Honorable William F. Owens has been a member of our Board of Directors since May 2007. Since March 2007, Mr. Owens has served as the non-executive Vice Chairman of the Board of RBS Greenwich Capital, an institutional banking and capital firm. He has also been a partner in the JCB Group, a Denver-based land development firm with projects in Colorado and Arizona, since January 2007. Mr. Owens is a Director of Key Energy Services, Inc., a rig-based well service company providing oilfield services. In January 2007, he joined the University of Denver’s Institute for Public Policy Studies as a senior fellow. Mr. Owens served as the 40th Governor of Colorado from 1999 to 2007. Mr. Owens served as a member of Colorado House of Representatives from 1983 to 1989, the Colorado Senate from 1989 to 1995, and Colorado Treasurer from 1995 to 1999. Before his political career, Mr. Owens worked for 20 years in the private sector as a consultant with Deloitte and Touche, with the Gates Corporation, and as director of a trade association. Mr. Owens received a B.S. from Stephen F. Austin State University and a M.A. from the Lyndon B. Johnson School of Public Affairs at the University of Texas at Austin.

Michael A. Henning has been a member of our Board of Directors since May 2007. Since 2000, Mr. Henning has been the Chairman of the Audit Committee and member of the Compensation Committee, and has previously served as the Vice Chairman of the Finance Committee, of the Board of Directors of CTS Corporation, a NYSE-listed company that provides electronic components to auto, wireless and PC businesses, since 2000. In December 2002, he joined the Board of Directors of Omnicom Group Inc., a global communications company, where he also serves on the Audit Committee and the Compensation Committee. Mr. Henning retired as Deputy Chairman from Ernst & Young in 2000 after forty years with the firm. Mr. Henning was the inaugural CEO of Ernst & Young International, serving from 1993 to 1999. From 1991 to 1993, he served as Vice Chairman of Tax Services at Ernst & Young. Mr. Henning was also the Managing Partner of the firm’s New York office, from 1985 to 1991, and the Partner in charge of International Tax Services, from 1978 to 1985. From 1994 to 2000, Mr. Henning served as a Co-Chairman of the Foreign Investment Advisory Board of Russia, where he co-chaired a panel of 25 CEOs from the G-7 countries who advised the Russian government in adopting international accounting and tax standards. Mr. Henning is presently on the Board of Trustees of St. Francis College in Brooklyn and St. Francis Prep, Queens. Mr. Henning received a B.B.A. from St. Francis College and a Certificate from the Harvard University Advanced Management Program. Mr. Henning is a Certified Public Accountant.

Number and Terms of Office of Directors

Our Board of Directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of William F. Owens and Michael A. Henning, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Leslie D. Michelson and William V. Campbell, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Russell F. Warren, M.D., Warren B. Kanders and Russell F. Warren, Jr., will expire at the third annual meeting of stockholders.

Investment Committee

Our investment committee will assist us in seeking, evaluating, advising and recommending prospective target businesses to our Board of Directors. The members of our investment committee are Warren B. Kanders and Russell F. Warren, Jr. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. For a complete discussion of our investment committee members’ business affiliations and potential conflicts of interest, please see ‘‘Management – Directors and Executive Officers,’’ ‘‘Management – Conflicts of Interest’’ and ‘‘Certain Relationships and Related Transactions.’’

Executive Officer and Director Compensation

Members of our management team have not received any cash compensation for services rendered. Commencing on the date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, we will pay Kanders & Company, Inc., an affiliate of each of Warren B. Kanders, a member of our Board of Directors, Philip A. Baratelli, our Chief Financial Officer, and Gary M. Julien, our Vice President, Corporate Development, and Ivy Capital Partners, an affiliate of each of Robert W. Pangia, our Chief Executive Officer, Russell F. Warren M.D., our Chairman of the Board of Directors, and Russell F. Warren, Jr., a member of our Board of Directors, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by Kanders & Company and Ivy Capital Partners for our benefit and is not intended to provide Messrs. Kanders, Baratelli, Julien, Pangia, Warren and Warren compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party. No other director has a relationship with or interest in Kanders & Company or Ivy Capital partners. Other than this $10,000 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any members of our management team, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. After a business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of ‘‘independent directors,’’ which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s Board of Directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors has determined that each of Leslie D. Michelson, William V. Campbell, William F. Owens and Michael A. Henning are independent directors as such term is defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the Board of Directors, which will consist of Michael A. Henning, as chairman, William F. Owens and Leslie D. Michelson, each of whom has been determined to be ‘‘independent’’ as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses; and

•	monitoring compliance with the terms of this offering on a quarterly basis and, if any noncompliance is identified, immediately taking all action necessary to rectify the noncompliance or otherwise cause compliance with the terms of this offering.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of ‘‘independent directors’’ who are ‘‘financially literate’’ as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define ‘‘financially literate’’ as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board of Directors has determined that Michael A. Henning satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an ‘‘audit committee financial expert,’’ as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the Board of Directors, which will consist of William F. Owens, as chairman, and Leslie D. Michelson, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, our officers and directors have agreed that they will not organize or become involved in any other blank check company with a focus on acquiring a target business in the healthcare industry until we consummate our initial business combination. However, as described below, several of our officers and directors are subject to pre-existing fiduciary obligations to other entities which may seek to acquire a business that might be a suitable target for us.

Certain of our officers and directors are executive officers and/or directors of other companies. As a result, each may have pre-existing fiduciary or other obligations to such companies that may cause them to have conflicts of interest in determining to which entity they present a specific business opportunity. To the extent that any officer or director may initially identify a specific business opportunity that fits the acquisition criteria of our company as well as of another company to which the officer or director has a pre-existing fiduciary obligation, the officer or director will honor his pre-existing fiduciary or other legal obligations to such other company. Accordingly, there may be circumstances where officers and directors may not be in a position to present business opportunities to us unless the other companies have declined to accept such opportunities.

Each of Messrs. Baratelli and Julien is an executive officer of, and Mr. Kanders is a director of, and each has a pre-existing fiduciary obligation to, Clarus Corporation, a publicly-held company with no current operating business, which has net operating loss carryforwards of approximately $223 million and approximately $85 million of cash and cash equivalents. Clarus Corporation is currently searching for an appropriate target business to acquire and there is no restriction on the type of target business that Clarus Corporation may acquire. Accordingly, to the extent that Messrs. Baratelli, Julien or Kanders may initially identify a suitable business opportunity, each will honor his pre-existing fiduciary obligation to Clarus Corporation. As a result, each of Messrs. Baratelli, Julien or Kanders will not present opportunities to us unless he has first presented the opportunity to Clarus Corporation and Clarus Corporation has rejected it. However, as a result of Clarus Corporation’s investment criteria (which generally includes companies with a transaction value of between $200 to over $500 million with levels of earnings before income, taxes, depreciation and amortization of approximately $25 million or greater so as to utilize its available net operating losses), we believe this potential conflict of interest is lessened.

Additionally, Messrs. Pangia and Warren and Dr. Warren are affiliated with, and have pre-existing fiduciary obligations to, Ivy Capital Partners, a private equity firm dedicated to investing in companies within the medical device, life sciences and healthcare services sectors, with a particular expertise in the orthopedic industry. Accordingly, to the extent that Messrs. Pangia and Warren or Dr. Warren may initially identify a suitable business opportunity that may fit the acquisition criteria of Ivy Capital Partners, each will honor their pre-existing fiduciary obligations to Ivy Capital Partners. As a result, there may be circumstances where Messrs. Pangia, Warren and Dr. Warren may not be in a position to present opportunities to us unless Ivy Capital Partners has declined to accept such opportunities. However, the investment focus of the funds managed by Ivy Capital Partners is on acquiring non-controlling interests of companies, investing not more than 20% of its capital in a single entity. For Ivy Healthcare Capital L.P., which is fully committed, the largest investment in a single entity was approximately $5 million. The targeted aggregate capital of Ivy Healthcare Capital II L.P. is $100 million, and therefore, the maximum Ivy Healthcare Capital II, L.P. could invest in any single entity would be approximately $20 million. As a result, we believe this potential conflict of interest is lessened.

Potential investors should also be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit his full time to our affairs and, accordingly, may have conflicts of interest in allocating his time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our officers and directors, including the members of our investment committee, may have conflicts of interest in determining to which entity a particular business opportunity should be presented and as a result, if they present such an opportunity to another entity prior to us, we could be deprived of an appropriate target business to acquire if one of those entities accepts it.

•	Our officers and directors may in the future become affiliated with entities, including, among others, blank check companies, public companies, private equity funds, venture capital funds, hedge funds and other investment vehicles and capital pools engaged in business activities similar to those intended to be conducted by our company.

•	Except under limited circumstances, the founders’ common stock owned by our officers and directors will not be released from escrow until one year after the successful consummation of a business combination, and the founders’ warrants and sponsors’ warrants purchased by our officers and directors and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their founders’ common stock. Furthermore, the purchasers of the sponsors’ warrants have agreed that such securities will not be sold or transferred by them (except under limited circumstances) until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any of our officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, subject to any pre-existing fiduciary or contractual obligations he might have, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law.

In connection with the vote required for any business combination, all of the founders, as well as all of our officers and directors, have agreed to vote the founders’ common stock in accordance with the vote of the majority of shares voted by public stockholders at the stockholders meeting called for the purpose of approving our initial business combination and to vote any shares of common stock acquired in the offering or in the after market in favor of the business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to the founders’ common stock.

We do not anticipate consummating a business combination with an entity which is affiliated with any of our officers, directors or founders. We do not anticipate consummating a business combination with any entity that our management has had discussions with regarding a possible business combination through their other business activities or with an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our management team. Furthermore, in no event will any of our existing officers, directors, stockholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering other than by Warren B. Kanders who has indicated he or an affiliate intends to purchase 500,000 units directly from the underwriters, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
			Before Offering	After Offering
Warren B. Kanders(2)	1,220,000	(3)	48.8%	9.8	%(3)
Russell F. Warren, Jr.	996,949	(4)	39.8%	8.0	%(4)
Russell F. Warren, M.D.	996,949	(5)	39.8%	8.0	%(5)
Robert W. Pangia	686,404	(6)	27.5%	5.5	%(6)
Leslie D. Michelson(7)	15,000	(8)	*	*
William V. Campbell(9)	15,000	(8)	*	*
William F. Owens(10)	15,000	(8)	*	*
Michael A. Henning(11)	15,000	(8)	*	*
Philip A. Baratelli(2)	0		0	0
Gary M. Julien(2)	0		0	0
Highland Equity LLC	1,220,000	(2)	48.8%	9.8%
Ivy Healthcare Capital II, L.P.	492,929	(12)	19.7%	3.9	%(12)
Fieldpoint Capital, LLC	996,949	(4)(5)	39.8%	8.0	%(4)(5)
All directors and executive officers as a group (ten individuals)	2,470,424	(13)	98.8%	19.8	%(13)

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals or entities is One Paragon Drive, Suite 125, Montvale, New Jersey 07645.
(2)	The business address for Messrs. Kanders, Baratelli and Julien, is One Landmark Square, 22nd Floor, Stamford, Connecticut 06901.
(3)	Represents shares held by Highland Equity LLC, an affiliate of Mr. Kanders. Does not include 1,220,000 shares of common stock issuable upon exercise of warrants held by Highland Equity LLC which such warrants are not currently exercisable and will not become exercisable within 60 days. Also does not include (i) 500,000 shares of common stock and 500,000 shares of common stock issuable upon exercise of warrants included in the units that may be purchased by Mr. Kanders or his affiliate in this offering directly from the underwriters and (ii) 500,000 shares of common stock and 500,000 shares of common stock issuable upon exercise of warrants from the co-investment private placement. Assuming we do not issue any securities in connection with our initial business combination, upon consummation of the co-investment private placement and assuming Mr. Kanders purchases the 500,000 units in this offering, Mr. Kanders will beneficially own 2,220,000 shares of common stock, or 16.4% of our outstanding shares of common stock.

(4)	Represents (i) 504,020 shares of common stock held by Fieldpoint Capital, LLC of which Mr. Warren is the manager and in which Mr. Warren has a 32.67% partnership interest and (ii) 492,929 shares of common stock held by Ivy Healthcare Capital II, L.P. Mr. Warren is a principal of Ivy Capital Partners, the general partner of Ivy Healthcare Capital II, L.P. and has voting and dispositive power over such shares. Does not include (i) 504,020 shares of common stock issuable upon exercise of warrants held by Fieldpoint Capital, LLC and (ii) 492,929 shares of common stock issuable upon exercise of warrants held by Ivy Healthcare Capital II, L.P., all of which such warrants are not currently exercisable and will not become exercisable within 60 days. Also does not include (i) 202,020 shares of common stock and 202,020 shares of common stock isssuable upon exercise of warrants that will be held by Ivy Healthcare Capital II, L.P. and (ii) 206,565 shares of common stock and 206,565 shares of common stock isssuable upon exercise of warrants that will be held by Fieldpoint Capital, L.L.C., as a result of the co-investment private placement. Assuming we do not issue any securities in connection with our initial business combination, upon consummation of the co-investment private placement, Mr. Warren would beneficially own 1,405,534 shares of common stock, or 10.4% of our outstanding shares of common stock.
(5)	Represents (i) 504,020 shares of common stock held by Fieldpoint Capital, LLC of which Dr. Warren has a 32.67% partnership interest and (ii) 492,929 shares of common stock held by Ivy Healthcare Capital II, L.P. Dr. Warren is a principal of Ivy Capital Partners, the general partner of Ivy Healthcare Capital II, L.P. Does not include (i) 504,020 shares of common stock issuable upon exercise of warrants held by Fieldpoint Capital, LLC and (ii) 492,929 shares of common stock issuable upon exercise of warrants held by Ivy Healthcare Capital II, L.P., all of which such warrants are not currently exercisable and will not become exercisable within 60 days. Also does not include (i) 202,020 shares of common stock and 202,020 shares of common stock isssuable upon exercise of warrants that will be held by Ivy Healthcare Capital II, L.P. and (ii) 206,565 shares of common stock and 206,565 shares of common stock isssuable upon exercise of warrants that will be held by Fieldpoint Capital, L.L.C., as a result of the co-investment private placement. Assuming we do not issue any securities in connection with our initial business combination, upon consummation of the co-investment private placement, Dr. Warren would beneficially own 1,405,534 shares of common stock, or 10.4% of our outstanding shares of common stock.
(6)	Represents (1) 193,475 shares of common stock held by Mr. Pangia and (ii) 492,929 shares of common stock held by Ivy Healthcare Capital II, L.P. Mr. Pangia is a principal of Ivy Capital Partners, the general partner of Ivy Healthcare Capital II, L.P. Does not include (i) 193,475 shares of common stock issuable upon exercise of warrants held by Mr. Pangia and (ii) 492,929 shares of common stock issuable upon exercise of warrants held by Ivy Healthcare Capital II, L.P., all of which warrants are not currently exercisable and will not become exercisable within 60 days. Also does not include (i) 202,020 shares of common stock and 202,020 shares of common stock isssuable upon exercise of warrants that will be held by Ivy Healthcare Capital II, L.P. and (ii) 79,293 shares of common stock and 79,293 shares of common stock isssuable upon exercise of warrants that will be held by Mr. Pangia, as a result of the co-investment private placement. Assuming we do not issue any securities in connection with our initial business combination, upon consummation of the co-investment private placement, Mr. Pangia would beneficially own 967,717 shares of common stock, or 7.2% of our outstanding shares of common stock.
(7)	The business address of Mr. Michelson is 804 N Whittier Drive, Beverly Hills, California 90210.
(8)	Does not include 15,000 shares of common stock issuable upon exercise of warrants held by such individual, which such warrants are not currently exercisable and will not become exercisable within 60 days.
(9)	The business address of Mr. Campbell is 2421 Park Boulevard, Suite 202B, Palo Alto, California 94306.

(10)	The business address of Mr. Owens is 4643 S. Ulster Street, Suite 1300, Denver, Colorado 80237.
(11)	The business address of Mr. Henning is P.O. Box 1635, Folly Beach, South Carolina 29439.
(12)	Messrs. Pangia, Warren and Dr. Warren are principals of Ivy Capital Partners, the general partner of Ivy Healthcare Capital II, L.P. Does not include 492,929 shares of common stock issuable upon exercise of warrants held by Ivy Healthcare Capital II, L.P., all of which warrants are not currently exercisable and will not become exercisable within 60 days. Also does not include 202,020 shares of common stock and 202,020 shares of common stock isssuable upon exercise of warrants that will be held by Ivy Healthcare Capital II, L.P. as a result of the co-investment private placement. Assuming we do not issue any securities in connection with our initial business combination, upon consummation of the co-investment private placement, Ivy Healthcare Capital II, L.P. would beneficially own 694,949 shares of common stock, or 5.1% of our outstanding shares of common stock.
(13)	Does not include (i) 2,470,424 shares of common stock issuable upon exercise of warrants held by such individuals, which such warrants are not currently exercisable and will not become exercisable within 60 days, (ii) 500,000 shares of common stock and 500,000 shares of common stock issuable upon exercise of warrants included in the units that may be purchased by Mr. Kanders or his affiliate in this offering directly from the underwriters and (iii) 987,878 shares of common stock and 987,878 shares of common stock issuable upon exercise of warrants from the co-investment private placement. Assuming we do not issue any securities in connection with our initial business combination, upon consummation of the co-investment and assuming Mr. Kanders purchases the 500,000 units in this offering, our officers and directors would beneficially own 29.3% of our outstanding shares of common stock.

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), our founders will beneficially own 24% of the then issued and outstanding shares of our common stock (assuming the purchase of units by Warren B. Kanders or an affiliate of his referenced above). Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

All of the 2,500,000 founders’ units will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the consummation of our initial business combination. The founders’ common stock and founders’ warrants may be released from escrow earlier than this date if, within the first year after we consummate a business combination:

•	the last sales price of our common stock equals or exceeds $20.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination; or

•	we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

During the escrow period, the holders of these securities will not be able to sell or transfer their securities except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) to our officers, directors and employees and persons affiliated with our founders or (vi) by private sales with respect to up to 33% of the founders’ units made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased ($0.01 per unit), in each case where the transferee agrees to the terms of the escrow agreement. The founders and their permitted transferees will retain all other rights as stockholders with respect to the founders’ common stock, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared, but excluding conversion rights. Any dividends declared and payable in shares of common stock will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our founders (or any transferees) will receive any portion of the liquidation proceeds with respect to the founders’ common stock.

In connection with the vote required for our initial business combination, the founders have agreed to vote the founders’ common stock in accordance with the majority of the shares of common stock voted by the public stockholders. The founders, including Mr. Kanders, have also agreed to vote any shares acquired by them in or after this offering in favor of our initial business combination. Therefore, if they acquire shares in or after this offering, they must vote such shares in favor of the proposed business combination and have, as a result, waived the right to exercise conversion rights for those shares in the event that our initial business combination is approved by a majority of our public stockholders.

Warren B. Kanders and Russell F. Warren have entered into a stockholders’ agreement on behalf of themselves and their respective affiliates. Pursuant to the agreement, that will continue to be in effect for a period of three years after the consummation of our initial business combination, if either party to the agreement or one of their affiliates is nominated to serve on our Board of Directors, all parties to the agreement have agreed to vote in favor of the nominee. Additionally, the parties to the agreement have agreed that if any party proposes to sell their shares of common stock, they must first obtain the consent of the other parties.

Effective May 31, 2007, Highland Equity LLC and Ivy Capital Partners entered into agreements with us to purchase an aggregate of 3,250,000 sponsors’ warrants at a price of $1.00 per warrant ($3.25 million in the aggregate). The purchasers are obligated to purchase the sponsors’ warrants from us with their own funds simultaneously with the consummation of this offering. The purchase price of the sponsors’ warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $3.25 million purchase price of the sponsors’ warrants will become part of the liquidating distribution to our public stockholders and the sponsors’ warrants will expire worthless. The sponsors’ warrants will be identical to the warrants underlying the units being offered by this prospectus except that the warrants will not be transferable or salable by the purchasers (except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) to our officers, directors and employees and persons affiliated with our founders, providing the transferee agrees to be bound by the transfer restrictions) until we complete a business combination and if we call the warrants for redemption, the sponsors warrants will not be redeemable so long as such warrants are held by the purchasers or their permitted transferees.

In addition, Warren B. Kanders, Ivy Capital Partners and certain of their respective affiliates have agreed to purchase an aggregate of 1,000,000 co-investment units at a price of $10.00 per unit ($10.0 million in the aggregate) in a private placement that will occur immediately prior to the completion of our business combination. Except as set forth below these co-investment units will be identical to the units sold in this offering. The purchasers have agreed, except as provided below, not to transfer, assign or sell any of these units or the common stock or warrants included in these units (including the common stock to be issued upon exercise of these warrants), until one year after the consummation of a business combination (except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) to our officers, directors and employees and persons affiliated with our founders, in each case, providing the transferee agrees to be bound by the transfer restrictions or (vi) to customary margin brokerage accounts maintained by the holder or in a pledge to a commercial lender pursuant to a bona fide, arms-length pledge agreement for the provision of credit, which requires the pledgee thereto to act in good faith). These transfer restrictions will terminate if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $20.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. As the proceeds from the sale of the co-investment units will not be received by us until immediately prior to the completion of our initial business combination, these proceeds will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of liquidation. In the event that a purchaser does not consummate all or any portion of his or its co-investment when required to do so, the other purchasers will have the ability to satisfy the defaulting purchaser’s co-investment obligation (and if they do, then the defaulting purchaser will sell his founders’ units to the other purchasers at their original cost). If a co-investment obligation is not satisfied in full, the purchasers have agreed to sell and we have agreed to purchase the defaulting purchaser’s founders’ units for the same purchase price originally paid for them.

Warren B. Kanders, Robert W. Pangia, Russell F. Warren, M.D. and Russell F. Warren, Jr. are our ‘‘promoters’’ as that term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 1, 2007, we issued 2,500,000 units, representing 2,500,000 shares of our common stock and 2,500,000 warrants included in the founders’ units to the individuals set forth below for an aggregate of $25,000 in cash, at a purchase price of $0.01 per unit, as follows:

Name	Number of Shares	Number of Warrants	Relationship to Us
Highland Equity LLC(1)	1,220,000	1,220,000	Stockholder
Fieldpoint Capital, LLC(2)	504,020	504,020	Stockholder
Ivy Healthcare Capital II, L.P.(3)	492,929	492,929	Stockholder
Robert W. Pangia	193,475	193,475	Chief Executive Officer
Dennis W. O’Dowd	19,717	19,717	Stockholder
Leslie D. Michelson	15,000	15,000	Director
William V. Campbell	15,000	15,000	Director
William F. Owens	15,000	15,000	Director
Michael A. Henning	15,000	15,000	Director
Virgilio Rene Veloso	9,859	9,859	Stockholder

(1)	Highland Equity LLC is an affiliate of Warren B. Kanders, a member of our Board of Directors.
(2)	Russell F. Warren, Jr., a member of our Board of Directors, is the manager and a partner of Fieldpoint Capital, LLC. Russell F. Warren M.D., our Chairman of the Board of Directors, is also a partner of Fieldpoint Capital, LLC.
(3)	Mr. Pangia, our Chief Executive Officer, Mr. Warren, a member of our Board of Directors, and Dr. Warren, our Chairman of the Board of Directors, are principals of Ivy Capital Partners, the general partner of Ivy Healthcare Capital II, L.P.

If the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our founders’ ownership at a percentage of the number of shares to be sold in this offering. Such an increase or decrease in offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account. As a result, the per-share conversion or liquidation price could decrease by as much as $0.03.

The holders of the majority of the shares of founders’ common stock and founders’ warrants will be entitled to demand that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of the founders’ common stock and founders’ warrants may elect to exercise these registration rights at any time commencing 30 days after the consummation of our business combination. In addition, these stockholders have certain ‘‘piggyback’’ registration rights with respect to registration statements filed subsequent to the consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Highland Equity LLC and Ivy Capital Partners and certain of its affiliates have committed, pursuant to written subscription agreements dated as of May 31, 2007 with us and Citigroup Global Markets Inc., to purchase the 3,250,000 sponsors’ warrants (for a total purchase price of $3.25 million) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the sponsors’ warrants will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of sponsors’ warrants, at least 24 hours prior to the date of this prospectus until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The sponsors’ warrants will be identical to the warrants underlying the units being offered by this prospectus except that the warrants will not be transferable or salable by the purchasers (except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) to our officers, directors and employees and persons affiliated with our founders, providing the transferee agrees to be bound by the transfer restrictions) until after we complete a business combination and if we call the warrants for redemption, the sponsors warrants will not be redeemable so long as such warrants are held by the purchasers or their permitted transferees. The holders of the majority of these sponsors’ warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to the registration rights agreement referred to above. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time commencing 30 days after we consummate our initial business combination. In addition, these holders will have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, immediately prior to our consummation of a business combination, Warren B. Kanders, Ivy Capital Partners and certain of their respective affiliates will purchase an aggregate of 1,000,000 of our units at a price of $10.00 per unit for an aggregate purchase price of $10.0 million. Except as noted below the co-investment units will be identical to the units sold in this offering. Pursuant to the registration rights agreement, the holders of our co-investment units (and underlying securities) will be entitled to certain registration rights commencing 30 days after the consummation of our business combination. Each of the purchasers has agreed, except as provided below, not to sell or otherwise transfer any of its co-investment units, co-investment common stock or co-investment warrants (including the common stock to be issued upon exercise of the co-investment warrants) for a period of one year from the date of the consummation of our business combination, except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) to our officers, directors and employees and persons affiliated with our founders, in each case with the transferees receiving such securities will be subject to the same agreement as the purchasers or (vi) to customary margin brokerage accounts maintained by the holder or in a pledge to a commercial lender pursuant to a bona fide, arms-length pledge agreement for the provision of credit, which requires the pledgee thereto to act in good faith. These transfer restrictions will terminate if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $20.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Each of the purchasers has agreed to provide our audit committee, on a quarterly basis, with evidence that such sponsor has sufficient net liquid assets available to consummate the co-investment. In the event that a purchaser does not consummate all of or any portion of his or its co-investment when required to do so, the other purchasers will have the ability to satisfy the defaulting purchaser’s co-investment obligation (and if they do, then the defaulting purchaser will sell his founders’ units to the other purchasers at their original cost). If a co-investment obligation is not satisfied in full, the purchasers have agreed to sell and we have agreed to purchase the defaulting purchaser’s founders’ units for the same purchase price originally paid for them.

Kanders & Company, Inc., an affiliate of each of Warren B. Kanders, a member of our Board of Directors, Philip A. Baratelli, our Chief Financial Officer, and Gary Julien, our Vice President, Corporate Development, and Ivy Capital Partners, an affiliate of each of Robert W. Pangia, our Chief Executive Officer, Russell F. Warren M.D., our Chairman of the Board of Directors, and Russell F. Warren, Jr., a member of our Board of Directors, have agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, they will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Kanders & Company and Ivy Capital Partners an aggregate of $10,000 per month for these services. Mr. Kanders is the President of Kanders & Company. Messrs. Pangia, Warren and Warren co-founded Ivy Capital Partners. As a result, they will benefit from the transaction to the extent of their interests in Kanders & Company and Ivy Capital Partners. However,

this arrangement is solely for our benefit and is not intended to provide Messrs. Kanders, Baratelli, Julien, Pangia, Warren and Warren compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Stamford, Connecticut and Montvale, New Jersey metropolitan area, that the fee charged by Kanders & Company and Ivy Capital Partners is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, Kanders & Company and Ivy Capital Partners have loaned to us an aggregate of $100,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier of April 30, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in the trust account.

We will reimburse our management team for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the $600,000 of available proceeds not deposited in the trust account and interest income of up to $1.75 million on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination. Our audit committee will review and approve all payments made to our officers, directors and affiliates, and any payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval.

Other than the $10,000 per-month administrative fee and reimbursable out-of-pocket expenses payable to our management team, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our founders, officers or directors or to any of their respective affiliates, prior to or with respect to the business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any member of our management team or their respective affiliates, including loans by members of our management team, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our audit committee who had access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, our officers and directors have agreed that they will not organize or become involved in any other blank check company with a focus on acquiring a target business in the healthcare industry until we consummate our initial business combination. Our officers and directors have also agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to us for consideration, prior to its presentation to any other entity (subject to pre-existing fiduciary or contractual obligations he or she might have), any business opportunity which may reasonably be required to be presented to us under Delaware law.

Related party policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the Board of Directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. As of the date of this prospectus, 2,500,000 shares of common stock included within the founders’ units are outstanding, held by ten stockholders of record. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

Public Stockholders Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 45th day after the date of this prospectus unless Citigroup Global Market Inc. informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if Citi has allowed separate trading of the common stock and warrants prior to the 45th day after the date of this prospectus.

Founders’ Units

In May 2007, we issued 2,500,000 of our units to our founders for an aggregate of $25,000 in cash, at a purchase price of $0.01 per unit. The founders’ units are identical to the units being sold in this offering, except that:

•	the founders’ common stock and founders’ warrants are subject to certain transfer restrictions (provided that they may be transferred (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) to our officers, directors and employees and persons affiliated with our founders, providing the transferee agrees to be bound by the transfer restrictions);

•	the founders’ warrants will become exercisable after the completion of our initial business combination if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within a 30-trading day period beginning 90 days after the business combination;

•	the founders’ warrants will not be redeemable by us as long as they are held by the founders or their permitted transferees;

•	the founders have agreed to vote the founders’ common stock in the same manner as a majority of the shares voted by public stockholders in connection with the vote required to approve our initial business combination;

•	the founders will not be able to exercise conversion rights with respect to the founders’ common stock; and

•	the founders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate a business combination.

All of the 2,500,000 founders’ units will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the consummation of our initial business combination. The founders’ common stock and founders’ warrants may be released from escrow earlier than this date if, within the first year after we consummate a business combination: (i) the last sales price of our common stock equals or exceeds $20.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, the founders are entitled to registration rights with respect to the founders’ common stock and founders’ warrants under an agreement to be signed on or before the date of this prospectus.

Co-Investment Units

Immediately prior to the consummation of our initial business combination, Warren B. Kanders, Ivy Capital Partners and certain of their respective affiliates will purchase an aggregate of 1,000,000 of our units at a price of $10.00 per unit for an aggregate purchase price of $10.0 million.

Except as set forth below, the co-investment units will be identical to the units sold in this offering. However, as the proceeds from the sale of the co-investment units will not be received by us until immediately prior to the consummation of our initial business combination, these proceeds will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of our liquidation. Our sponsors will not receive any additional carried interest (in the form of additional units, common stock, warrants or otherwise) in connection with the co-investment. Each of the purchasers has agreed, except as provided below, not to sell or otherwise transfer any of its co-investment units, co-investment common stock or co-investment warrants (including the common stock to be issued upon exercise of the co-investment warrants) for a period of one year from the date of the consummation of our business combination, except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) to our officers, directors and employees and persons affiliated with our founders, in each case with the transferees receiving such securities will be subject to the same agreement as the purchasers or (vi) to customary margin brokerage accounts maintained by the holder or in a pledge to a commercial lender pursuant to a bona fide, arms-length pledge agreement for the provision of credit, which requires the pledgee thereto to act in good faith. These transfer restrictions will terminate if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $20.00 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, the co-investment units and the securities underlying them are entitled to registration rights beginning 30 days after the consummation of the business combination.

Each of the purchasers has agreed to provide our audit committee, on a quarterly basis, with evidence that such purchaser has, or has access to, sufficient net liquid assets available to consummate the co-investment. In the event that a purchaser does not consummate all of his or its co-investment when required to do so, the other purchasers will have the ability to satisfy the defaulting purchaser’s co-investment (and if they do, then the defaulting purchaser will sell his founders’ units to the other purchasers at their original cost). If a co-investment obligation is not satisfied in full, the purchasers have agreed to sell and we have agreed to purchase the defaulting purchaser’s founders’ units for the same purchase price originally paid for them.

Common Stock

As of the date of this prospectus, there are 2,500,000 shares of our common stock outstanding held by ten stockholders of record. Upon closing of this offering (assuming no exercise of the underwriters’ over-allotment option), 12,500,000 shares of our common stock will be outstanding.

Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore. After a business combination is concluded, if ever, and upon our liquidation or dissolution, the public stockholders will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Our Board of Directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the vote required for our initial business combination, our founders have agreed to vote the founders’ common stock in accordance with the majority of the shares of common stock voted by the public stockholders. Furthermore, our founders, including Mr. Kanders, have agreed that they will vote any shares of common stock acquired in or after this offering in favor of a proposed business combination. As a result, our founders will not be able to exercise the conversion rights with respect to shares acquired by them before, in or after this offering. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders) will constitute a quorum. If any other matters are voted on by our stockholders at an annual or special meeting, our founders may vote all their shares, whenever acquired, as they see fit. On completion of our initial business combination, the underwriters will be entitled to receive the deferred underwriters’ discounts and commissions then held in the trust account, exclusive of interest thereon.

We will proceed with our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights discussed below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights described below for a conversion to be effective.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by 24 months from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to a pro rata share of the trust account, inclusive of the deferred underwriting discounts and commissions and any interest not previously released to us to fund working capital requirements and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust fund, and any assets remaining outside of the trust account available for distribution to them. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest to the public stockholders on a pro rata basis. Our founders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to the founders’ common stock. Our founders will therefore not participate in any liquidation distribution with respect to such shares. They will, however, participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account plus any interest earned thereon then held in the trust account, if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have antitakeover effects. The ability of our Board of Directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated certificate of incorporation prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	15 months from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current, we may call the outstanding warrants (except as described below with respect to the sponsors’ warrants) for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the 30-day redemption period) to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

We have established these redemption criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the common stock will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. In no event may the warrants be net cash settled. Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited, the warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up the number of shares of common stock to be issued to the warrant holder to the nearest whole number of shares.

Founders’ Warrants

The founders’ warrants will be identical to the warrants underlying the units being offered by this prospectus except that the founders’ warrants will become exercisable after our consummation of a business combination if and when the last sales price of our common stock exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after the business combination and the founders’ warrants will not be redeemable by us as long as they are held by the founders or their permitted transferees. In addition, the founders’ warrants and the underlying common stock are entitled to registration rights commencing 30 days after the consummation of our initial business combination under an agreement to be signed on or before the date of this prospectus. The founders’ warrants are subject to the transfer restrictions described above under the caption ‘‘Founders’ Units.’’

Sponsors’ Warrants

The sponsors’ warrants will be identical to the warrants underlying the units being offered by this prospectus except that the warrants will not be transferable or salable by the purchasers (except in certain limited circumstances, providing the transferee agrees to be bound by the transfer restrictions) until after we complete a business combination and if we call the warrants for redemption, the sponsors warrants will not be redeemable so long as such warrants are held by the purchasers or their permitted transferees. In addition, commencing 30 days after the consummation of our initial business combination, the sponsors’ warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Broadway, New York, New York 10004.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Staggered Board of Directors

Our amended and restated certificate of incorporation provides that our Board of Directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Stockholder Action; Special meeting of stockholders

Our amended and restated certificate of incorporation provides that our stockholders will not be able to take any action by written consent subsequent to the consummation of this offering, but will only be able to take action at duly called annual or special meetings of stockholders. Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board of Directors, by our chief executive officer or by our chairman or by our secretary at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they knowingly or intentionally violated their duty of loyalty to us or our stockholders, acted in bad faith, violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), we will have 12,500,000 shares of common stock outstanding. Of these shares, the 10,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,500,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares would be eligible for sale under Rule 144 prior to May 2, 2008. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the total number of shares of common stock then outstanding, which will equal 125,000 shares immediately after this offering (or 140,000 if the underwriters exercise their over-allotment option); or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC position on Rule 144 sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as ‘‘underwriters’’ under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering.

Registration rights

The holders of the founders’ common stock and founders’ warrants (and underlying securities), as well as the holders of the sponsors’ warrants (and underlying securities), and co-investment units (and underlying securities) will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of the founders’ common stock and founders’ warrants, sponsors’ warrants (or underlying securities) or co-investment units (or underlying securities), respectively may elect to exercise these registration rights at any time commencing 30 days after we consummate our initial business combination. In addition, the holders have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We have applied to have our units listed on the American Stock Exchange under the symbol ‘‘        .U’’ and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols ‘‘        ’’ and ‘‘            .WS,’’ respectively.

TAXATION

United States Federal Income and Estate Tax Considerations

The following is a general summary of certain material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders of our securities will hold our securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a holder of our securities in light of that holder’s particular circumstances. In addition, this discussion does not address (a) U.S. estate or gift tax laws except to the limited extent set forth below, (b) state, local or foreign tax consequences, or (c) the special tax rules that may apply to certain investors, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, governments or agencies or instrumentalities thereof, regulated investment companies, real estate investment trusts, S corporations, taxpayers whose functional currency is not the U.S. dollar, U.S. expatriates or former long-term residents of the U.S., or investors that acquire, hold, or dispose of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of entities treated as partnerships for U.S. federal tax purposes or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the U.S. Internal Revenue Service (‘‘IRS’’), all as in effect on the date of this Prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this Prospectus, the term ‘‘U.S. person’’ means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the U.S., (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this discussion, the term ‘‘U.S. holder’’ means a beneficial owner of our securities that is a U.S. person and the term ‘‘non-U.S. holder’’ means a beneficial owner of our securities (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. person.

This discussion is only a summary of certain material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Each prospective investor in our securities is urged to consult its own tax advisors with respect to the particular tax consequences to it of the acquisition, ownership and disposition of our securities, including the effect of any federal tax laws other than income and estate tax laws, any state, local, or foreign tax laws, and any applicable tax treaty.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for a unit between the share of common stock and the warrant included in that unit based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

The foregoing treatment of the common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for U.S. federal tax purposes.

U.S. Holders

Taxation of Distributions

If we pay cash distributions to U.S. holders of shares of our common stock, the distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under ‘‘U.S. Holders – Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock’’ below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the applicable holding period requirements are satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of the limitation on the deduction of investment interest), if the applicable holding period requirements are satisfied, dividends we pay to a non-corporate U.S. holder generally will constitute ‘‘qualified dividends’’ that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty as to whether the conversion rights with respect to the common stock, described above under ‘‘Proposed Business – Effecting a Business Combination – Conversion rights’’, may suspend the running of the applicable holding period with respect to the dividends received deduction or the capital gains tax rate on qualified dividends, as the case may be.

Possible Constructive Dividends

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the U.S. holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the U.S. holders of shares of our common stock.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, taxable exchange, or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit) and (ii) the U.S. holder’s adjusted tax basis in the common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Conversion of Common Stock

In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder for federal income tax purposes, the U.S. holder will be treated as described under ‘‘U.S. Holders – Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock’’ above. If that redemption does not qualify as a sale of common stock for federal income tax purposes, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether that redemption qualifies for sale treatment will depend largely on the percentage of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is ‘‘substantially disproportionate’’ with respect to the U.S. holder, (2) results in a ‘‘complete termination’’ of the U.S. holder’s interest in us or (3) is ‘‘not essentially equivalent to a dividend’’ with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include the common stock issuable upon exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (2) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a ‘‘meaningful reduction’’ of the U.S. holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a ‘‘meaningful reduction.’’

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described under ‘‘U.S. Holders – Taxation of Distributions’’, above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder’s adjusted tax basis in his remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Persons who actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such persons should consult with their own tax advisors in that regard. A U.S. holder should consult with its own tax advisors as to the tax consequences to it of an exercise of the conversion right.

Exercise of a Warrant

A U.S. holder will not be required to recognize taxable gain or loss by reason of its exercise of a warrant. The U.S. holder’s tax basis in the share of our common stock it receives upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘— General’’) and the exercise price (i.e., initially $7.50 per share of our common stock). The U.S. holder’s holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.

Sale, Taxable Exchange, Redemption or Expiration of a Warrant

Upon a sale, taxable exchange (other than by exercise), or redemption of a warrant, a U.S. holder will recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘— General’’). Upon expiration of a warrant (whether or not held as part of a unit at the time of expiration), a U.S. holder will recognize a loss in an amount equal to the U.S. holder’s tax basis in the warrant (determined as described in the preceding sentence). Any such gain or loss would generally be treated as capital gain or loss and will be long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical securities.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions we make to a non-U.S. holder of our common stock (including any constructive distributions treated as dividends on the warrants as described in ‘‘— U.S. Holders – Possible Constructive Dividends’’, above), to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., generally will be subject to U.S. federal withholding tax at a rate of 30 percent of the gross amount of the dividend, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under ‘‘Non-U.S. Holders – Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants’’ below. In addition, if we determine that we are likely to be classified as a ‘‘United States real property holding corporation’’ (see ‘‘Non-U.S. Holders – Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants’’ below), we will withhold 10 percent of any distribution that exceeds our current and accumulated earnings and profits, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s federal income tax liability.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the U.S. (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate tax rates applicable to U.S. persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a ‘‘branch profits tax’’ at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under ‘‘U.S. Holders – Exercise of a Warrant’’ above.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a ‘‘United States real property holding corporation’’ for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of, and, generally, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than 5% of our common stock or warrants, as applicable, at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable tax treaty provides otherwise, gain described in the first and third bullet points above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional ‘‘branch profits tax’’ at a 30 percent rate. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30 percent U.S. federal income tax. The gross proceeds from transactions that generate gains described in the third bullet point above will generally be subject to a 10 percent withholding tax, which may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s federal income tax liability. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties may provide for different rules.

Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our ‘‘United States real property interests’’ equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for federal income tax purposes.

Federal Estate Tax

Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or a resident of the U.S. (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on our shares of common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our securities paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate (currently 28 percent).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the U.S. through a foreign office of a foreign broker that does not have certain specified connections to the U.S.. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. Information reporting (but not backup withholding) also would apply if a non-U.S. holder sells common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the U.S., unless in any such case the broker has documentary evidence that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S federal income tax liability, if any, if the required information is furnished to the IRS in a timely manner.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
Citigroup Global Markets Inc
Wm Smith & Co
Total	10,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the underwriters’ over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $        per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $      unit on sales to other dealers. If all of the units are not sold at the initial offering price, the representative may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 1,500,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

We and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, shares or any other securities convertible into or exchangeable for our common stock. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. The 180-day lock-up period will be automatically extended if: (1) during the last 17 days of the 180-day period we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the 180-day period, we announce that we will release earnings results during the 16-day period following the last day of the 180-day period, in which case the restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or event.

In addition, the founders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the founders’ common stock until one year after the date we complete our initial business combination, and the purchasers of the sponsors’ warrants have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the sponsors’ warrants until we complete our initial business combination.

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a ‘‘relevant member state’’), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the ‘‘relevant implementation date’’), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a ‘‘qualified investor’’ within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an ‘‘offer of units to the public’’ in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (‘‘Qualified Investors’’) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the ‘‘Order’’) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as ‘‘relevant persons’’). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, currently prevailing market conditions in equity securities markets, and current market valuations of publicly traded companies considered comparable to us. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We anticipate that the units will be listed on the American Stock Exchange under the symbol ‘‘            .U’’ and, once the common stock and warrants begin separate trading, our common stock and warrants will be listed on the American Stock Exchange under the symbols ‘‘        ’’ and ‘‘                .WS,’’ respectively. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in Section 101(c) of the AMEX Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange following our initial business combination as we might not meet certain continued listing standards such as income from continuing operations.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. The following table does not include the an aggregate of 500,000 units that may be purchased by Warren B. Kanders or his affiliate at the initial public offering price of $10.00 per unit. The underwriters will not receive any underwriting discounts or commissions on those units. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Highlands Acquisition Corp.
	No Exercise	Full Exercise
Per unit	$0.70	$0.70
Total	$6,650,000	$7,700,000

The amounts paid by us in the table above include approximately $2.85 million in deferred underwriting discounts and commissions (or $3.3 million if the over-allotment option is exercised in full), an amount equal to 3% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete our initial business combination and the trustee must therefore distribute the balance in the trust account, the underwriters have agreed (i) on our liquidation, they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriters’ discounts and commissions, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders on a pro rata basis.

In connection with the offering, Citigroup Global Markets Inc. on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. ‘‘Covered’’ short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make ‘‘naked’’ short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $700,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup Global Markets Inc. may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup Global Markets Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

Graubard Miller, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering, Bingham McCutchen LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Highlands Acquisition Corp. at May 4, 2007 and for the period from April 26, 2007 (inception) through May 4, 2007 included in this Prospectus and Registration Statement have been audited by Goldstein Golub Kessler LLP, an independent registered public accounting firm, as set forth in their report. appearing elsewhere herein, and are included in reliance on such report given upon such firm’s authority as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Highlands Acquisition Corp.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Highlands Acquisition Corp.

We have audited the accompanying balance sheet of Highlands Acquisition Corp. (a corporation in the development stage) as of May 4, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from April 26, 2007 (inception) to May 4, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Highlands Acquisition Corp. as of May 4, 2007, and the results of its operations and its cash flows for the period from April 26, 2007 (inception) to May 4, 2007 in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP

Goldstein Golub Kessler LLP
New York, New York

June 4, 2007

Highlands Acquisition Corp.
(a corporation in the development stage)
BALANCE SHEET

May 4, 2007
ASSETS
Current assets – Cash	$112,500
Deferred offering costs (Note 3)	12,500
Total assets	$125,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$1,000
Notes payable to affiliates of Founders (Note 4)	100,000
Total liabilities	$101,000
Commitments (Note 5)
Stockholders’ equity
Preferred stock, $.0001 par value Authorized 1,000,000 shares; none issued and outstanding
Common stock, $.0001 par value Authorized 50,000,000 shares Issued and outstanding 2,500,000 shares	250
Additional paid-in capital	24,750
Deficit accumulated during the development stage	(1,000)
Total stockholders’ equity	24,000
Total liabilities and stockholders’ equity	$125,000

See Notes to Financial Statements.

Highlands Acquisition Corp.
(a corporation in the development stage)
STATEMENT OF OPERATIONS

For the period April 26, 2007 (inception) to May 4, 2007

Formation costs	$1,000
Net loss	$(1,000)
Weighted average shares outstanding	2,500,000
Net loss per share	$(0.00)

See Notes to Financial Statements.

Highlands Acquisition Corp.
(a corporation in the development stage)
STATEMENT OF STOCKHOLDERS’ EQUITY

For the period April 26, 2007 (inception) to May 4, 2007

	Common Stock		Additional paid-in capital	Deficit Accumulated During the Development Stage	Stockholders’ Equity
	Shares	Amount
Issuance of units to Founders on May 1, 2007 at $.01 per share	2,500,000	$250	$24,750	$—	$25,000
Net Loss				(1,000)	(1,000)
Balance at May 4, 2007	2,500,000	$250	$24,750	$(1,000)	$24,000

See Notes to Financial Statements

Highlands Acquisition Corp.
(a corporation in the development stage)
STATEMENT OF CASH FLOWS

For the period April 26, 2007 (inception) to May 4, 2007

Cash flows from operating activities
Net loss	$(1,000)
Increase in accrued expenses	1,000
Net cash used in operating activities	—
Cash flows from financing activities
Proceeds from sale of units to Founders	25,000
Proceeds from notes payable to affiliates of Founders	100,000
Payment of costs relating to Proposed Offering	(12,500)
Net cash provided by financing activities	112,500
Net increase in cash	112,500
Cash at beginning of period	—
Cash at end of period	$112,500

See Notes to Financial Statements

Highlands Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

1.    Organization and Business Operations

Highlands Acquisition Corp. (the ‘‘Company’’) was incorporated in Delaware on April 26, 2007 for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with an operating business.

At May 4, 2007, the Company had not yet commenced any operations. All activity through May 4, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 10,000,000 units (‘‘Units’’) which is discussed in Note 2 (‘‘Proposed Offering’’). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business (‘‘Business Combination’’). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least approximately $9.83 per Unit sold in the Proposed Offering will be held in a trust account (‘‘Trust Account’’) and invested in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, providers of financing, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Two of the Company’s affiliates have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors, providers of financing, service providers or other entities that are owed money by the Company for services rendered to or contracted for or products sold to the Company. There can be no assurance that they will be able to satisfy those obligations. The net proceeds not held in the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,750,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional funds may be released to fund tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering (‘‘Founders’’), have agreed to vote their 2,500,000 founding shares of common stock in accordance with the vote of the majority of the shares voted by all other stockholders of the Company (‘‘Public Stockholders’’) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share  conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the

Highlands Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements  — (Continued)

Proposed Offering. Accordingly, Public Stockholders holding 2,999,999 shares sold in the Proposed Offering may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares of common stock held by the Founders prior to the consummation of the Proposed Offering.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the Effective Date of the Proposed Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

Concentration of Credit Risk   —   The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

Deferred Income Taxes   —   Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $340. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at May 4, 2007.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Loss Per Share   —   Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates   —   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements   —   Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.    Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 10,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 1,500,000 Units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (‘‘Warrants’’). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the completion of a Business Combination and 15 months from the effective date of the Proposed Offering and expiring five years from the effective date of the Proposed Offering. The Company may redeem all of the Warrants, at a price of $.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the common stock is at least

Highlands Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements  — (Continued)

$14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 3% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. Additionally, Warren B. Kanders or an affiliate of his may purchase up to 500,000 Units in the Proposed Offering. If this Director purchases such Units, the Company will receive the entire aggregate gross proceeds from this purchase and the underwriters will not receive any underwriting discounts or commissions on these Units.

3.    Deferred Offering Costs

Deferred offering costs consist principally of legal fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised or charged to operations if the Proposed Offering is not completed.

4.    Notes Payable, Affiliates of Stockholders

The Company issued unsecured promissory notes in an aggregate principal amount of $100,000 to two affiliates of the Founders on April 30, 2007. The notes are non-interest bearing and are payable on the earlier of April 30, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

5.    Commitments and Related Party Transactions

The Company presently occupies office space provided by two affiliates of certain of the Founders. Such affiliates have agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliates a total of $10,000 per month for such services commencing on the effective date of the Proposed Offering.

Pursuant to letter agreements which the Founders will enter into with the Company and the underwriters, the Founders will waive their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

Two of the Company’s affiliates have committed to purchase a total of 3,250,000 Warrants (‘‘Private Placement Warrants’’) at $1.00 per Warrant (for an aggregate purchase price of $3,250,000) privately from the Company. These purchases will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from these purchases will be placed in the Trust Account. The Private Placement Warrants to be purchased by such purchasers will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that they are

Highlands Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements  — (Continued)

non-redeemable by the Company if held by the purchasers or their permitted transferees. Furthermore, the purchasers have agreed that the Private Placement Warrants will not be sold or transferred by them until after the Company has completed a Business Combination.

In addition, two of the Company’s affiliates and certain affiliates have agreed to purchase a total of 1,000,000 units (‘‘Co-Investment Units’’) at a price of $10 per unit (an aggregate price of $10,000,000) from the Company in a private placement that will occur immediately prior to the Company’s consummation of a business combination. These Co-Investment Units will be identical to the units sold in the Proposed Offering. The purchasers have agreed that the Co-Investment Units will not be sold, transferred, or assigned until at least one year after the completion of the Business Combination.

The Founders and the holders of the Private Placement Warrants (or underlying securities) and the holders of the Co-Investment Units (or underlying securities) will be entitled to registration rights with respect to their founding shares or Private Placement Warrants (or underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering.

The Company has also agreed to pay the fees and issue the securities to the underwriters in the Proposed Offering as described in Note 2 above.

6.    Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

$100,000,000

Highlands Acquisition Corp.

10,000,000 Units

PROSPECTUS

            , 2007

Citi

Wm Smith & Co.

Until             , 2007 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts and commissions) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC Registration Fee	6,178.38
NASD filing fee	20,625.00
American Stock Exchange filing and listing fee	80,000.00
Accounting fees and expenses	45,000.00
Printing and engraving expenses	100,000.00
Directors & Officers liability insurance premiums	120,000.00	(2)
Legal fees and expenses	328,000.00
Miscellaneous	19,196.62	(3)
Total	$720,000.00

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and$1,800 for acting as escrow agent.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

‘‘Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)    Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to ‘‘the corporation’’ shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to ‘‘other enterprises’’ shall include employee benefit plans; references to ‘‘fines’’ shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to ‘‘serving at the request of the corporation’’ shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner ‘‘not opposed to the best interests of the corporation’’ as referred to in this section.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).’’

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

‘‘The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.’’

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

(a)    During the past three years, we sold the following units without registration under the Securities Act:

Stockholders	Number of Units
Highland Equity LLC	1,220,000
Fieldpoint Capital, LLC	504,020
Ivy Healthcare Capital II, L.P.	492,929
Robert W. Pangia	193,475
Dennis W. O’Dowd	19,717
Leslie D. Michelson	15,000
William V. Campbell	15,000
William Forrester Owens	15,000
Michael A. Henning	15,000
Virgilio Rene Veloso	9,859

Each unit consists of one share of common stock and one warrant, each to purchase one share of common stock. Such units were issued on May 1, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The units issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.01 per unit.

In addition, Highland Equity LLC and Ivy Capital Partners and certain of their respective affiliates have committed to purchase from us, in equal amounts, an aggregate of 3,250,000 warrants at $1.00 per warrant (for an aggregate purchase price of $3,250,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the warrants undertaken by the above entities was made pursuant to Subscription Agreements, dated as of May 31, 2007 (the form of which was filed as Exhibit 10.16 to the Registration Statement on Form S-1). Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by such entities are conditions outside of the investors’ control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a ‘‘completed private placement.’’

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation.*
3.2	By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Graubard Miller.
10.1	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Russell F. Warren, M.D.*
10.2	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Robert W. Pangia .*
10.3	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Philip A. Baratelli.*
10.4	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Gary M. Julien.*
10.5	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Warren B. Kanders.*
10.6	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Russell F. Warren, Jr.*
10.7	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Leslie D. Michelson.*
10.8	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and William V. Campbell.*
10.9	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and William Forrester Owens.*
10.10	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Michael A. Henning.*
10.11	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.12	Form of Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.*
10.13	Form of Letter Agreement between Kanders & Company Inc., Ivy Capital Partners Management, LLC and Registrant regarding administrative support.*

Exhibit No.	Description
10.14	Form of Promissory Note issued to each of Kanders & Company Inc. and Ivy Capital Partners Management, LLC.*
10.15	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*
10.16	Form of Sponsors’ Warrant Subscription Agreements among the Registrant, Graubard Miller and each of Highland Equity LLC and Ivy Capital Partners.*
10.17	Form of Co-Investment Subscription Agreements among the Registrant and each of Kanders & Company Inc., Ivy Capital Partners and .*
14	Form of Code of Ethics.*
23.1	Consent of Goldstein Golub Kessler LLP.
23.2	Consent of Graubard Miller (included in Exhibit 5.1).
24	Power of Attorney (included on signature page of this Registration Statement).
99.1	Form of Audit Committee Charter.*
99.2	Form of Nominating Committee Charter.*

*	To be filed by amendment.

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement,

regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montvale, State of New Jersey, on the 8th day of June, 2007.

HIGHLANDS ACQUISITION CORP.

By:	/s/ Robert W. Pangia
Name: Robert W. Pangia Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Pangia, Philip A. Baratelli and Gary M. Julien his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Russell F. Warren, M.D.	Chairman of the Board	June 8, 2007

Russell F. Warren, M.D.

/s/ Robert W. Pangia	Chief Executive Officer (Principal executive officer)	June 8, 2007

Robert W. Pangia

/s/ Philip A. Baratelli	Chief Financial Officer (Principal financial and accounting officer)	June 8, 2007

Philip A. Baratelli

/s/ Warren B. Kanders	Director	June 8, 2007

Warren B. Kanders

/s/ Russell F. Warren, Jr.	Director	June 8, 2007

Russell F. Warren, Jr.

/s/ Leslie D. Michelson	Director	June 8, 2007

Leslie D. Michelson

/s/ William V. Campbell	Director	June 8, 2007

William V. Campbell

/s/ William F. Owens	Director	June 8, 2007

William F. Owens

/s/ Michael A. Henning	Director	June 8, 2007

Michael A. Henning